Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

WESTMORELAND COAL COMPANY

Report of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders of Westmoreland Coal Company
        We have audited the accompanying consolidated balance sheets of Westmoreland Coal Company and subsidiaries (the "Company") as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ deficit, and cash flows for the three years in the period ended December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Westmoreland Coal Company and subsidiaries at December 31, 2013 and 2012, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.
        We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company's internal control over financial reporting as of December 31, 2013, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework) and our report dated February 28, 2014 expressed an unqualified opinion thereon.

/s/ ERNST & YOUNG LLP
Denver, Colorado
February 28, 2014 (except for Note 18, as to which the date is August 6, 2014)

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2013	December 31, 2012
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$61,110	$31,610
Receivables:
Trade	66,196	60,037
Contractual third-party reclamation receivables	8,487	10,207
Other	5,086	3,220
	79,769	73,464
Inventories	39,972	37,734
Restricted investments and bond collateral	5,998	—
Other current assets	18,190	16,504
Total current assets	205,039	159,312
Property, plant and equipment:
Land and mineral rights	278,188	261,741
Plant and equipment	657,696	635,720
	935,884	897,461
Less accumulated depreciation, depletion and amortization	445,848	384,621
Net property, plant and equipment	490,036	512,840
Advanced coal royalties	7,311	4,316
Reclamation deposits	74,921	72,718
Restricted investments and bond collateral	69,235	87,209
Contractual third-party reclamation receivables, less current portion	88,303	84,158
Intangible assets, net of accumulated amortization of $14.1 million and $12.4 million at December 31, 2013 and December 31, 2012, respectively	1,520	3,203
Other assets	10,320	12,359
Total Assets	$946,685	$936,115
See accompanying Notes to Consolidated Financial Statements.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets (Continued)

	December 31, 2013	December 31, 2012
	(In thousands)
Liabilities and Shareholders’ Deficit
Current liabilities:
Current installments of long-term debt	$44,343	$23,791
Accounts payable and accrued expenses:
Trade	57,507	52,093
Production taxes	41,905	33,228
Workers’ compensation	717	820
Postretirement medical benefits	13,955	14,068
SERP	390	390
Deferred revenue	14,068	12,822
Asset retirement obligations	23,353	22,238
Other current liabilities	16,790	11,462
Total current liabilities	213,028	170,912
Long-term debt, less current installments	295,494	337,198
Workers’ compensation, less current portion	6,744	8,710
Excess of black lung benefit obligation over trust assets	8,675	8,356
Postretirement medical benefits, less current portion	270,374	319,775
Pension and SERP obligations, less current portion	24,176	54,250
Deferred revenue, less current portion	46,567	56,891
Asset retirement obligations, less current portion	256,511	241,609
Intangible liabilities, net of accumulated amortization of $12.4 million at December 31, 2013 and $11.4 million at December 31, 2012, respectively	5,606	6,625
Other liabilities	7,389	18,020
Total liabilities	1,134,564	1,222,346
Shareholders’ deficit:
Preferred stock of $1.00 par value
Authorized 5,000,000 shares; Issued and outstanding 159,960 shares at December 31, 2013 and 2012	160	160
Common stock of $2.50 par value
Authorized 30,000,000 shares; Issued and outstanding 14,592,231 shares at December 31, 2013 and 14,201,411 shares at December 31, 2012, respectively	36,479	35,502
Other paid-in capital	134,861	130,852
Accumulated other comprehensive loss	(63,595)	(148,345)
Accumulated deficit	(295,784)	(289,727)
Total Westmoreland Coal Company shareholders’ deficit	(187,879)	(271,558)
Noncontrolling interest	—	(14,673)
Total deficit	(187,879)	(286,231)
Total Liabilities and Shareholders’ Deficit	$946,685	$936,115
See accompanying Notes to Consolidated Financial Statements.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
Consolidated Statements of Operations

	Years Ended December 31,
	2013	2012	2011
	(In thousands, except per share data)
Revenues	$674,686	$600,437	$501,713
Cost, expenses and other:
Cost of sales	535,320	466,521	392,787
Depreciation, depletion and amortization	67,231	57,145	45,594
Selling and administrative	50,721	49,908	40,276
Heritage health benefit expenses	13,418	13,388	18,575
Loss (gain) on sales of assets	(74)	528	640
Restructuring charges	5,078	—	—
Other operating income	(22,370)	(15,925)	(6,785)
	649,324	571,565	491,087
Operating income	25,362	28,872	10,626
Other income (expense):
Interest expense	(39,937)	(42,677)	(29,769)
Loss on extinguishment of debt	(64)	(1,986)	(17,030)
Interest income	1,366	1,496	1,444
Other income (loss)	364	723	(2,572)
	(38,271)	(42,444)	(47,927)
Loss before income taxes	(12,909)	(13,572)	(37,301)
Income tax expense (benefit)	(4,782)	90	(426)
Net loss	(8,127)	(13,662)	(36,875)
Less net loss attributable to noncontrolling interest	(3,430)	(6,436)	(3,775)
Net loss attributable to the Parent company	(4,697)	(7,226)	(33,100)
Less preferred stock dividend requirements	1,360	1,360	1,360
Net loss applicable to common shareholders	$(6,057)	$(8,586)	$(34,460)
Net loss per share applicable to common shareholders:
Basic and diluted	$(0.42)	$(0.61)	$(2.61)
Weighted average number of common shares outstanding:
Basic and diluted	14,491	14,033	13,192
See accompanying Notes to Consolidated Financial Statements.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income (Loss)

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Net loss	$(8,127)	$(13,662)	$(36,875)
Other comprehensive income (loss)
Pension and other postretirement plans:
Amortization of accumulated actuarial gains or losses, pension	3,490	2,960	1,647
Adjustments to accumulated actuarial losses, pension	28,974	(9,812)	(15,798)
Amortization of accumulated actuarial gains or losses, transition obligations, and prior service costs, postretirement medical benefit	4,005	2,572	(288)
Adjustments to accumulated actuarial gains, postretirement medical benefits	53,230	(22,342)	(49,136)
Tax effect of other comprehensive income gains	(4,892)	—	—
Unrealized and realized gains and losses on available-for-sale securities	(57)	(268)	(200)
Other comprehensive income (loss)	84,750	(26,890)	(63,775)
Comprehensive income (loss) attributable to Westmoreland Coal Company	$76,623	$(40,552)	$(100,650)
See accompanying Notes to Consolidated Financial Statements.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
Consolidated Statements of Shareholders’ Deficit
Years Ended December 31, 2011, 2012 and 2013

	Preferred Stock		Common Stock		Other Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Non-controlling Interest	Total Shareholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
	(In thousands, except shares data)
Balance at December 31, 2010	160,129	$160	11,160,798	$27,901	$98,466	$(57,680)	$(226,740)	$(4,462)	$(162,355)
Preferred dividends declared	—	—	—	—	—	—	(21,301)	—	(21,301)
Common stock issued as compensation	—	—	240,118	600	4,121	—	—	—	4,721
Common stock options exercised	—	—	31,200	78	344	—	—	—	422
Conversion of convertible notes and securities	(169)	—	1,879,098	4,698	20,787	—	—	—	25,485
Common stock issued to pension plan assets	—	—	450,000	1,125	3,132	—	—	—	4,257
Issuance of restricted stock	—	—	50,165	125	(562)	—	—	—	(437)
Net loss	—	—	—	—	—	—	(33,100)	(3,775)	(36,875)
Other comprehensive loss	—	—	—	—	—	(63,775)	—	—	(63,775)
Balance at December 31, 2011	159,960	160	13,811,379	34,527	126,288	(121,455)	(281,141)	(8,237)	(249,858)
Preferred dividends declared	—	—	—	—	—	—	(1,360)	—	(1,360)
Common stock issued as compensation	—	—	323,432	808	5,232	—	—	—	6,040
Issuance of restricted stock	—	—	66,600	167	(668)	—	—	—	(501)
Net loss	—	—	—	—	—	—	(7,226)	(6,436)	(13,662)
Other comprehensive loss	—	—	—	—	—	(26,890)	—	—	(26,890)
Balance at December 31, 2012	159,960	160	14,201,411	35,502	130,852	(148,345)	(289,727)	(14,673)	(286,231)
Preferred dividends declared	—	—	—	—	—	—	(1,360)	—	(1,360)
Common stock issued as compensation	—	—	224,129	560	4,762	—	—	—	5,322
Assumption of noncontrolling interest of subsidiary	—	—	—	—	—	—	—	18,103	18,103
Issuance of restricted stock	—	—	166,691	417	(753)	—	—	—	(336)
Net loss	—	—	—	—	—	—	(4,697)	(3,430)	(8,127)
Other comprehensive income	—	—	—	—	—	84,750	—	—	84,750
Balance at December 31, 2013	159,960	$160	14,592,231	$36,479	$134,861	$(63,595)	$(295,784)	$—	$(187,879)
See accompanying Notes to Consolidated Financial Statements.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Cash flows from operating activities:
Net loss	$(8,127)	$(13,662)	$(36,875)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	67,231	57,145	45,594
Accretion of asset retirement obligation and receivable	12,681	12,189	10,878
Non-cash tax benefits	(4,892)	—	—
Amortization of intangible assets and liabilities, net	665	658	657
Share-based compensation	5,322	6,040	4,721
Loss (gain) on sales of assets	(74)	528	640
Amortization of deferred financing costs	3,731	4,358	2,515
Other	(1,001)	—	—
Loss on extinguishment of debt	64	1,986	17,030
Gain on sales of investment securities	(3)	(165)	(150)
Loss on derivative instruments	—	—	3,079
Changes in operating assets and liabilities:
Receivables, net	(7,636)	(12,855)	5,491
Inventories	(2,512)	(2,164)	(2,125)
Excess of black lung benefit obligation over trust assets	319	1,791	4,319
Accounts payable and accrued expenses	13,579	17,399	4,128
Deferred revenue	(9,078)	(8,198)	(9,918)
Income tax payable	(1)	—	—
Accrual for workers’ compensation	(2,069)	(2,096)	1,248
Asset retirement obligations	(9,410)	(6,943)	(6,510)
Accrual for postretirement medical benefits	7,721	6,191	(1,643)
Pension and SERP obligations	2,388	2,802	(1,278)
Other assets and liabilities	11,819	(7,860)	2,934
Net cash provided by operating activities	80,717	57,144	44,735
Cash flows from investing activities:
Additions to property, plant and equipment	(28,591)	(21,032)	(27,594)
Change in restricted investments and bond collateral and reclamation deposits	1,434	(33,892)	(5,986)
Cash payments related to acquisitions	—	(72,522)	(4,000)
Net proceeds from sales of assets	902	480	687
Proceeds from the sale of restricted investments	8,287	4,106	3,350
Receivable from customer for property and equipment purchases	(389)	(674)	(96)
Other	(3,540)	—	—
Net cash used in investing activities	(21,897)	(123,534)	(33,639)
Cash flows from financing activities:
Change in book overdrafts	310	(253)	(724)
Borrowings from long-term debt, net of debt discount	—	119,364	142,500
Repayments of long-term debt	(28,088)	(44,846)	(73,566)

Borrowings on revolving lines of credit	7,000	16,500	87,200
Repayments on revolving lines of credit	(7,000)	(16,500)	(105,600)
Debt issuance costs and other refinancing costs	(182)	(5,688)	(15,019)
Preferred dividends paid	(1,360)	(1,360)	(21,301)
Exercise of stock options	—	—	422
Net cash provided by (used in) financing activities	(29,320)	67,217	13,912
Net increase in cash and cash equivalents	29,500	827	25,008
Cash and cash equivalents, beginning of year	31,610	30,783	5,775
Cash and cash equivalents, end of year	$61,110	$31,610	$30,783
Supplemental disclosures of cash flow information:
Cash paid for interest	$36,252	$34,380	$21,199
Cash paid (received) for income taxes	111	(73)	(250)
Non-cash transactions:
Accrued purchases of property and equipment	1,112	634	570
Capital leases and other financing sources	5,371	1,828	531
See accompanying Notes to Consolidated Financial Statements.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Operations
Westmoreland Coal Company, or the Company, Westmoreland, WCC, or the Parent, is an energy company. The Company’s current principal activities, all conducted within the United States, are the production and sale of coal from its mines in Montana, Wyoming, North Dakota and Texas; and the ownership of power plants in North Carolina. The Company’s activities are primarily conducted through wholly owned subsidiaries.
The Company's Kemmerer Mine is owned by its subsidiary Westmoreland Kemmerer, Inc., or Kemmerer. The Company’s Absaloka Mine is owned by its wholly owned subsidiary Westmoreland Resources, Inc., or WRI. The right to mine coal at the Absaloka Mine had been subleased to an affiliated entity whose operations the Company controls, under which the sublease expired December 31, 2013; and as a result the right to mine coal at the Absaloka Mine reverts to WRI beginning in 2014. The Rosebud, Jewett, Beulah and Savage Mines are owned through the Company’s wholly owned subsidiary Westmoreland Mining LLC, or WML.
Sherritt Acquisition
On December 24, 2013, the Company entered into an agreement to acquire the coal operations of Sherritt International Corporation, or Sherritt, which consist of its Prairie and Mountain coal mining operations. These operations included seven producing thermal coal mines in the Canadian provinces of Alberta and Saskatchewan, a 50% interest in an activated carbon plant and a Char production facility. The purchase price of $435.0 million will be made up of $293.0 million of cash consideration and the assumption of an estimated $142 million of capital lease liabilities, subject to certain adjustments provided for in the agreement, relating to, among other things, working capital, indebtedness, pension plan funding and coal inventory. Acquisition-related costs of $2.9 million have been expensed for the year ended December 31, 2013, and are included in Selling and administrative costs. The Company expects this acquisition to be completed by the end of the first quarter of 2014.
On February 7, 2014, the Company closed on a private offering of $425.0 million in aggregate principal amount of 10.75% Senior Secured Notes due 2018 at a price of 106.875% plus accrued interest from February 1, 2014; referred to as the New Notes. The net proceeds of the offering of the new notes will finance the approximately $293 million cash portion of the purchase price, an estimated $58 million to satisfy the cash bonding obligations for the Sherritt mines and cash transaction costs associated with the acquisition and this offering of new notes of approximately $26.0 million. The remaining balance of the proceeds will be used to fund the prepayment of the WML Notes and for other general corporate purposes. The proceeds will be held in escrow pending the completion of the acquisition.
In connection with the acquisition, the Company intends to amend the existing corporate revolving credit agreement to increase the maximum available borrowing amount to approximately $60 - $70 million (which the Company may increase to $100 million at their discretion), with a subfacility for letters of credit in an amount of up to $30 million. The acquisition is not contingent on the Company increasing such available borrowing capacity and it is possible that such increase will not be implemented until after the consummation of the acquisition.
Consolidation Policy
The Consolidated Financial Statements of Westmoreland Coal Company include the accounts of the Company and its controlled subsidiaries. The Company consolidates any variable interest entity, or VIE, for which the Company is considered the primary beneficiary. The Company provides for noncontrolling interests in consolidated subsidiaries, in which the Company’s ownership is less than 100 percent. All intercompany accounts and transactions have been eliminated.
A VIE is an entity that is unable to make significant decisions about its activities or does not have the obligation to absorb losses or the right to receive returns generated by its operations. If the entity meets one of these characteristics, then the Company must determine if it is the primary beneficiary of the VIE. The party exposed to the majority of the risks and rewards with the VIE is the primary beneficiary and must consolidate the entity.
The Company has determined for all periods presented, it was the primary beneficiary in Absaloka Coal LLC, a VIE, in which it held less than a 50% ownership through December 31, 2013. As a result, the Company has consolidated this entity within the coal segment. The investment in Absaloka Coal LLC by its outside partner did not continue after December 31, 2013, and beginning in 2014, Absaloka Coal LLC will be 100% owned by the Company, but will cease to have operations. As a result, the Company has unwound the transaction as of December 31, 2013 and concerning our balance sheet have decreased

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Other liabilities by $19.1 million and decreased Noncontrolling interest by $18.1 million. As a result, as of December 31, 2013, the noncontrolling interest was eliminated.
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash and cash equivalents are stated at cost, which approximate fair value. Cash equivalents consist of highly liquid investments with original maturities of three months or less.
Trade Receivables
Trade receivables are recorded at the invoiced amount and do not bear interest. The Company evaluates the need for an allowance for doubtful accounts based on a review of collectability. The Company has determined that no allowance is necessary for trade receivables as of December 31, 2013 and 2012.
Inventories
Inventories, which include materials and supplies as well as raw coal, are stated at the lower of cost or market. Cost is determined using the average cost method. Coal inventory costs include labor, supplies, equipment, operating overhead and other related costs.
Exploration and Mine Development
Exploration expenditures are charged to Cost of sales as incurred, including costs related to drilling and study costs incurred to convert or upgrade mineral resources to reserves.
At existing surface operations, additional pits may be added to increase production capacity in order to meet customer requirements. These expansions may require significant capital to purchase additional equipment, relocate equipment, build or improve existing haul roads and create the initial pre-production box cut to remove overburden for new pits at existing operations. If these pits operate in a separate and distinct area of the mine, the costs associated with initially uncovering coal for production are capitalized and amortized over the life of the developed pit consistent with coal industry practices. Once production has begun, mining costs are then expensed as incurred.
Where new pits are routinely developed as part of a contiguous mining sequence, the Company expenses such costs as incurred. The development of a contiguous pit typically reflects the planned progression of an existing pit, thus maintaining production levels from the same mining area utilizing the same employee group and equipment.
Property, Plant and Equipment
Property, plant and equipment are recorded at cost and includes long-term spare parts inventory. Expenditures that extend the useful lives of existing plant and equipment or increase productivity of the assets are capitalized. Maintenance and repair costs that do not extend the useful life or increase productivity of the asset are expensed as incurred. Coal reserves are recorded at cost, or at fair value originally in the case of acquired businesses.
Coal reserves, mineral rights and mine development costs are depleted based upon estimated recoverable proven and probable reserves. Plant and equipment are depreciated on a straight-line basis over the assets’ estimated useful lives as follows:

Years
Buildings and improvements	15 to 30
Machinery and equipment	3 to 36
Long-term spare parts inventory begins depreciation when placed in service.
The Company assesses the carrying value of its property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

comparing estimated undiscounted cash flows expected to be generated from such assets to their net book value. If net book value exceeds estimated cash flows, the asset is written down to fair value. When an asset is retired or sold, its cost and related accumulated depreciation and depletion are removed from the accounts. The difference between the net book value of the asset and proceeds on disposition is recorded as a gain or loss. Fully depreciated plant and equipment still in use is not eliminated from the accounts. Amortization of capital leases is included in Depreciation, depletion and amortization.
Reclamation Deposits and Contractual Third-Party Reclamation Receivables
Certain of the Company’s customers have either agreed to reimburse the Company for reclamation expenditures as they are incurred or have pre-funded a portion of the expected reclamation costs. Amounts received from customers and held on deposit are recorded as reclamation deposits. Amounts that are reimbursable by customers are recorded as third-party reclamation receivables when the related reclamation obligation is recorded.
Financial Instruments
The Company evaluates all of its financial instruments to determine if such instruments are derivatives, derivatives that qualify for the normal purchase normal sale exception or instruments that contain features that qualify them as embedded derivatives. Except for derivatives that qualify for the normal purchase normal sale exception, all derivative financial instruments are recognized in the balance sheet at fair value. Changes in fair value are recognized in earnings if they are not eligible for hedge accounting or Accumulated other comprehensive income (loss) if they qualify for cash flow hedge accounting.
Held-to-maturity financial instruments consist of non-derivative financial assets with fixed or determinable payments and a fixed term, which the Company has the ability and intent to hold until maturity, and, therefore, accounts for them as held-to-maturity securities. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts calculated on the effective interest method. Interest income is recognized when earned.
The Company has securities classified as available-for-sale, which are recorded at fair value. The changes in fair values are recorded as unrealized gains (losses) as a component of Accumulated other comprehensive income (loss) in shareholders’ deficit.
The Company reviews its securities routinely for other-than-temporary impairment. The primary factors used to determine if an impairment charge must be recorded because a decline in value of the security is other than temporary include (i) whether the fair value of the investment is significantly below its cost basis, (ii) the financial condition of the issuer of the security, (iii) the length of time that the cost of the security has exceeded its fair value and (iv) the Company’s intent and ability to retain the investment for a period of time sufficient to allow for any anticipated recovery in market value. Other-than-temporary impairments are recorded as a component of Other income (expense).
Fair Value
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at a given measurement date. Valuation techniques used must maximize the use of observable inputs and minimize the use of unobservable inputs.
Fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value and is defined as:

•
Level 1, defined as observable inputs such as quoted prices in active markets for identical assets. Level 1 assets include available-for-sale equity securities generally valued based on independent third-party market prices.

•
Level 2, defined as observable inputs other than Level 1 prices. These include quoted prices for similar assets or liabilities in an active market, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.
The Company’s non-recurring fair value measurements include asset retirement obligations and the purchase price allocations for the fair value of assets and liabilities acquired through business combinations.

The Company determines the estimated fair value of its asset retirement obligations by calculating the present value of estimated cash flows related to reclamation liabilities using level 3 inputs. The significant inputs used to calculate such liabilities includes estimates of costs to be incurred, the Company’s credit adjusted discount rate, inflation rates and estimated

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

dates of reclamation. The asset retirement liability is accreted to its present value each period and the associated mineral rights are depleted using the units-of-production method.

The fair value of assets and liabilities acquired through business combinations is calculated using a discounted-cash flow approach using level 3 inputs. Cash flow estimates require forecasts and assumptions for many years into the future for a variety of factors.
See Notes 4, 7, 9, 10 and 11 for further disclosures related to the Company’s fair value estimates.
Intangible Assets and Liabilities
Identifiable intangible assets or liabilities acquired in a business combination must be recognized and reported separately from goodwill. The Company has determined that its most significant acquired identifiable intangible assets and liabilities are related to sales and purchase agreements. Intangible assets result from more favorable market prices than contracted prices in sales and purchase agreements as measured during a business combination. Intangible liabilities result from less favorable market prices than contracted prices in sales and purchase agreements as measured during a business combination. The majority of these intangible assets and liabilities are amortized on a straight-line basis over the respective period of the sales and purchase agreements, while the remainder are amortized on a unit-of-production basis.
Amortization of intangible assets recognized in Cost of sales was $1.7 million in 2013, 2012, and 2011. Amortization of intangible liabilities recognized in Revenues was $1.0 million in 2013, 2012, and 2011.
The estimated aggregate amortization amounts from intangibles assets and liabilities for each of the next five years as of December 31, 2013 are as follows:

Amortization Expense (Revenue)
(In thousands)
2014	$17
2015	(791)
2016	(953)
2017	(953)
2018	(953)
Workers’ Compensation Benefits
The Company is self-insured for workers’ compensation claims incurred prior to 1996. The liabilities for workers’ compensation claims are actuarially determined estimates of the ultimate losses incurred based on the Company’s experience. Adjustments to the probable ultimate liabilities are made annually based on subsequent developments and experience and are included in operations at the time of the revised estimate.
The Company insures its current employees through third-party insurance providers and state arrangements.
Pneumoconiosis (Black Lung) Benefits
The Company is self-insured for federal and state black lung benefits for former heritage employees and has established an independent trust to pay these benefits. The Company accounts for these benefits on the accrual basis. An independent actuary annually calculates the present value of the accumulated black lung obligation. The underfunded status in 2013 and 2012 of the Company’s obligation is included as Excess of black lung benefit obligation over trust assets in the accompanying consolidated balance sheets. Actuarial gains and losses are recognized in the period in which they arise.
The Company insures its current represented employees through arrangements with its unions and its current non-represented employees are insured through third-party insurance providers.
Postretirement Health Care Benefits
The Company accrues the cost to provide the benefits over the employees’ period of active service for postretirement benefits other than pensions. These costs are determined on an actuarial basis. The Company’s consolidated balance sheet reflects the unfunded status of postretirement benefit obligations.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Pension and SERP Plans
The Company accrues the cost to provide the benefits over the employees’ period of active service for the non-contributory defined benefit pension and SERP plans it sponsors. These costs are determined on an actuarial basis. The Company’s consolidated balance sheet reflects the unfunded status of the defined benefit pension and SERP plans.
Deferred Revenue
Deferred revenues represent funding received upon the negotiation of long-term contracts. The deferred revenues for coal will be recognized as deliveries of the reserved coal are made in accordance with the long-term coal contracts. Deferred power revenues are recognized on a pro rata basis, based on the payments estimated to be received over the remaining term of the power sales agreements.
Asset Retirement Obligations
The Company’s asset retirement obligation, or ARO, liabilities primarily consist of estimated costs to reclaim surface land and support facilities at its mines and power plants in accordance with federal and state reclamation laws as established by each mining permit.
The Company estimates its ARO liabilities for final reclamation and mine closure based upon detailed engineering calculations of the amount and timing of the future costs for a third party to perform the required work. These estimates are based on projected pit configurations at the end of mining and are escalated for inflation, and then discounted at a credit-adjusted risk-free rate. The Company records mineral rights associated with the initial recorded liability. Mineral rights are amortized based on the units of production method over the estimated recoverable, proven and probable reserves at the related mine, and the ARO liability is accreted to the projected settlement date. Changes in estimates could occur due to revisions of mine plans, changes in estimated costs, and changes in timing of the performance of reclamation activities.
Income Taxes
Deferred income taxes are provided for temporary differences arising from differences between the financial statement amount and tax basis of assets and liabilities existing at each balance sheet date using enacted tax rates anticipated to be in effect when the related taxes are expected to be paid or recovered. A valuation allowance is established if it is more likely than not that a deferred tax asset will not be realized. In determining the need for a valuation allowance, the Company considers projected realization of tax benefits based on expected levels of future taxable income, available tax planning strategies and its overall deferred tax position.
Accounting guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under this guidance, a company can recognize the benefit of an income tax position only if it is more likely than not (greater than 50%) that the tax position will be sustained upon tax examination, based solely on the technical merits of the tax position. Guidance is also provided on the derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.
The Company includes interest and penalties related to income tax matters in Income tax expense.
The tax effect of pretax income or loss from continuing operations is generally determined by a computation that does not consider the tax effects of items that are not included in continuing operations. The exception to that incremental approach is that all items (for example, items recorded in other comprehensive income, extraordinary items, and discontinued operations) be considered in determining the amount of tax benefit that results from a loss from continuing operations and that shall be allocated to continuing operations.
Deferred Financing Costs
The Company capitalizes costs incurred in connection with borrowings or establishment of credit facilities and issuance of debt securities. These costs are amortized as an adjustment to interest expense over the life of the borrowing or term of the credit facility using the effective interest method. These amounts are recorded in Other assets in the accompanying consolidated balance sheets.
Coal Revenues
The Company recognizes coal sales revenue at the time title passes to the customer in accordance with the terms of the underlying sales agreements and after any contingent performance obligations have been satisfied. Coal sales revenue is recognized based on the pricing contained in the contracts in place at the time that title passes.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Power Revenues
ROVA supplies power under long-term power sales agreements. Under these agreements, ROVA invoices and collects capacity payments based on kilowatt-hours produced if the units are dispatched or for the kilowatt-hours of available capacity if the units are not fully dispatched.
A portion of the capacity payments under the agreements is considered to be an operating lease. The Company is recognizing amounts invoiced under the power sales agreements as revenue on a pro rata basis, based on the weighted average per kilowatt hour capacity payments estimated to be received over the remaining term of the power sales agreements. Under this method of recognizing revenue, $8.7 million and $8.3 million of previously deferred revenue was recognized during 2013 and 2012, respectively.
On December 23, 2013, the Company entered into an agreement with Dominion Virginia Power, a subsidiary of Dominion, to restructure the remaining five years of the ROVA I and ROVA II contracts. From January 2014 through March 2019, the Company will keep ROVA ready to operate and expects to run the plants during high demand energy periods. The Company will additionally buy power from a power provider at a fixed price, and will supply Dominion that power. The Company can also operate the plant and sell power on the open market if it it chooses.
The Company incurred restructuring charges of $5.1 million for the year ended December 31, 2013 primarily related to legal and consulting fees. The restructuring plan is expected to be complete by March 31, 2014. The Company expects that the aggregate $5.1 million of expenditures will be cash expenditures paid out in the first quarter of 2014.
The table below represents the restructuring provision activity during the year ended December 31, 2013 (in millions):

Beginning Balance	Restructuring Charges	Restructuring Payments	Ending Balance
$—	$5.1	$—	$5.1
Other Operating Income (Loss)
Other operating income in the accompanying Consolidated Results of Operations reflects income from sources other than coal or power revenues. Income from the Company’s Indian Coal Tax Credit monetization transaction is recorded as Other operating income. The Company recognizes income as business interruption losses are incurred and reimbursement is virtually assured and has recognized $16.2 million and $17.3 million of income during 2013 and 2012, respectively; which is included in Other operating income. Insurance proceeds are included in Net cash provided by operating activities.
Share-Based Compensation
Share-based compensation expense is generally measured at the grant date and recognized as expense over the vesting period of the entire award. These costs are recorded in Cost of sales and Selling and administrative expenses in the accompanying consolidated results of operations.
Earnings (Loss) per Share
Basic earnings (loss) per share have been computed by dividing the net income (loss) applicable to common shareholders by the weighted average number of shares of common stock outstanding during each period. Net income (loss) applicable to common shareholders includes the adjustment for net income or loss attributable to noncontrolling interest. Diluted earnings (loss) per share is computed by including the dilutive effect of common stock that would be issued assuming conversion or exercise of outstanding convertible notes, stock options, stock appreciation rights, restricted stock and warrants. No such items were included in the computation of diluted loss per share for the years ended 2013, 2012 or 2011 because the Company incurred a loss from operations in each of these periods and the effect of inclusion would have been anti-dilutive.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The table below shows the number of shares that were excluded from the calculation of diluted loss per share because their inclusion would be anti-dilutive to the calculation:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Convertible notes and securities	1,093	1,093	1,093
Restricted stock units, stock options, and SARs	805	978	634
Total shares excluded from diluted shares calculation	1,898	2,071	1,727
Recently Adopted Accounting Pronouncements

Effective January 1, 2013, the Company adopted an accounting standards update which requires that companies present either in a single note or parenthetically on the face of the financial statements, the effect of significant amounts reclassified from each component of accumulated other comprehensive income based on its source and the income statement line items affected by the reclassification. If a component is not required to be reclassified to net income in its entirety, companies would instead cross reference to the related footnote for additional information. This accounting standards update only affects the Company's disclosures.
Liquidity and Capital Resources
The Parent is a holding company and conducts its operations through subsidiaries. The Parent has significant cash requirements to fund debt obligations, ongoing heritage health benefit costs, pension contributions, and corporate overhead expenses. The principal sources of cash flow to the Parent are distributions from principal operating subsidiaries. The cash at ROVA, Kemmerer, and WRI has no restrictions and is immediately available. The cash at WML is available to the Parent through quarterly distributions. The WML credit agreement requires a debt service account and imposes timing and other restrictions on the ability of WML to distribute funds to the Parent. The cash at WRMI is also available to the Parent through dividends and is subject to maintaining a statutory minimum level of capital, which is two hundred fifty thousand dollars.
The Company anticipates that its cash from operations, cash on hand and available borrowing capacity will be sufficient to meet its investing, financing, and working capital requirements for the foreseeable future.
In March 2013, the Company amended the WML Revolving Credit Agreement by extending the maturity date from June 26, 2013 to December 31, 2017. WML's revolving line of credit has a borrowing limit of $25.0 million. The interest rate under the revolving line of credit at December 31, 2013 was 3.75% per annum. At December 31, 2013, WML had no outstanding balance under the revolving line of credit and the revolving line of credit supports a letter of credit of $1.9 million, leaving it with $23.1 million of borrowing availability. WML's revolving line of credit is only available to fund the operations of its respective subsidiaries.
On June 29, 2012, the Company and certain of its subsidiaries entered into a five-year, $20.0 million revolving line of credit permitted under the indenture governing the 10.75% Senior Notes with an expiration date of June 30, 2017. The revolver may support up to $2.0 million of letters of credit (which was increased to $10.0 million on January 10, 2014), which would reduce the balance available under the revolver. At December 31, 2013, availability on the revolver was $20.0 million with no outstanding balance and no supported letters of credit. All extensions of credit under the revolver are collateralized by a first priority security interest in and lien upon the inventory and accounts receivable of the Parent, WRI, Kemmerer, and ROVA. Pursuant to the Intercreditor Agreement, the holders of the 10.75% Senior Notes now have a subordinate lien on these assets.

2.	ACQUISITION
On December 23, 2011, the Company, through Westmoreland Kemmerer, Inc., entered into a purchase and sale agreement with Chevron Mining Inc., a Missouri corporation (the “Seller”), pursuant to which the Company agreed to purchase from Seller the Kemmerer surface coal mine, associated processing facilities and other related real and personal property assets located in Kemmerer, Wyoming and assumed certain liabilities related to the mine. The Company did not acquire working capital in the acquisition, other than inventory.
On January 31, 2012, the Company closed on the acquisition of the Kemmerer Mine from the Seller. In addition, on January 31, 2012, the Company completed the issuance and sale of $125.0 million aggregate principal amount of 10.75% senior secured notes due 2018 (the “Add-On Notes”) at a price equal to approximately 95.5% of their face value.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The purchase consideration for the Kemmerer Mine was $164.5 million, which included $76.5 million paid in cash, plus the assumption of approximately $88.0 million of liabilities. The net proceeds of the Add-On Notes financed the $76.5 million cash portion of the purchase consideration, $24.7 million of cash bonding obligations for the Kemmerer Mine and paid cash transaction costs for the Kemmerer acquisition and the Add-On Notes. Acquisition-related costs of $1.6 million have been expensed and are included in Selling and administrative costs. Issuance costs related to the Add-On Notes of $5.1 million have been capitalized. The balance of the net proceeds of the Add-On Notes was used to fund working capital requirements necessary to integrate the Kemmerer operations with the Company's operations.
The Kemmerer acquisition has been accounted for under the acquisition method of accounting that requires the total purchase consideration to be allocated to the assets acquired and liabilities assumed based on estimates of fair value.
The Company has finalized the purchase price allocation for the Kemmerer acquisition. No significant goodwill or other intangible assets were evident in the acquisition.
A summary of the purchase consideration and allocation of the purchase consideration follow (in millions):

Final as of December 31, 2012
Purchase consideration:
Cash paid	$76.5

Fair value of liabilities assumed:
Postretirement medical cost obligations	49.2
Asset retirement obligations	19.4
Pension obligations	15.6
Deferred revenue	2.2
Accrued liabilities	1.6
Total fair value of liabilities assumed	88.0

Total purchase consideration	$164.5

Allocation of purchase consideration:

Inventories	$9.6
Land and mineral rights	65.5
Plant and equipment	89.4

Total	$164.5
The following unaudited pro forma information has been prepared for illustrative purposes only and assumes the acquisition occurred on January 1, 2011. The unaudited pro forma results have been prepared based on estimates and assumptions, which the Company believes are reasonable, however, they are not necessarily indicative of the consolidated results of operations had the acquisition occurred on January 1, 2011, or of future results of operations.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

	Years Ended
	December 31, 2012	December 31, 2011
	(In thousands)
Total Revenues
As reported	$600,437	$501,713
Pro forma	$614,550	$645,595

Operating Income
As reported	$28,872	$10,626
Pro forma	$31,146	$13,275

Net income (loss) applicable to common shareholders
As reported	$(8,586)	$(34,460)
Pro forma	$(7,524)	$(46,260)

Net income (loss) per share applicable to common shareholders
As reported	$(0.61)	$(2.61)
Pro forma	$(0.54)	$(3.51)

3.	INVENTORIES
Inventories consisted of the following:

	December 31,
	2013	2012
	(In thousands)
Coal stockpiles	$543	$989
Coal fuel inventories	6,161	3,048
Materials and supplies	34,233	34,954
Reserve for obsolete inventory	(965)	(1,257)
Total	$39,972	$37,734

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

4.	RESTRICTED INVESTMENTS AND BOND COLLATERAL
The Company’s restricted investments and bond collateral consist of the following:

	December 31,
	2013	2012
	(In thousands)
Coal Segment:
WML debt reserve account	$13,067	$13,062
Reclamation bond collateral:
Kemmerer Mine	24,966	24,702
Absaloka Mine	11,653	14,507
Rosebud Mine	3,145	12,495
Beulah Mine	1,270	1,270
Power Segment:
Letter of credit account	5,998	5,990
Corporate Segment:
Postretirement medical benefit bonds	8,467	8,593
Workers’ compensation bonds	6,667	6,590
Total restricted investments and bond collateral	75,233	87,209
Less current portion	(5,998)	—
Total restricted investments and bond collateral, less current portion	$69,235	$87,209
The Company’s carrying value and estimated fair value of its restricted investments and bond collateral at December 31, 2013 are as follows:

	Carrying Value	Fair Value
	(In thousands)
Cash and cash equivalents	$40,605	$40,605
Time deposits	2,444	2,444
Held-to-maturity securities	32,184	32,046
	$75,233	$75,095
In 2013, 2012, and 2011, the Company recorded a gain of less than $0.1 million, $0.1 million, and $0.1 million, respectively, on the sale of available-for-sale securities held as restricted investments and bond collateral.
In 2013, $3.0 million and $9.4 million of reclamation bond collateral has been released from restriction regarding the Absaloka and Rosebud Mines, respectively.
The $6.0 million letter of credit account in the power segment has been released from restriction in February, 2014 and as a result is included as current portion.
Coal Segment
Pursuant to the terms of the Note Purchase Agreement dated June 26, 2008, WML must maintain a debt service reserve account. The debt service reserve account is required to contain funds sufficient to pay the principal, interest, and collateral agent’s fees scheduled to be paid in the following six months. The debt service reserve account was fully funded at December 31, 2013.
As of December 31, 2013, the Company had reclamation bond collateral in place for its Kemmerer, Absaloka, Rosebud and Beulah Mines. Bond collateral is not required at the Jewett Mine as reclamation bonding is the responsibility of its customer. These government-required bonds assure that coal-mining operations comply with applicable federal and state regulations relating to the performance and completion of final reclamation activities. The amounts deposited in the bond collateral account secure the bonds issued by the bonding company.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Power Segment
As of February, 2014, the Company will no longer be required to fund a letter of credit account for its power operations.
Corporate Segment
The Company is required to obtain surety bonds in connection with its self-insured workers’ compensation plan and certain health care plans. The Company’s surety bond underwriters require collateral to issue these bonds.
Held-to-Maturity and Available-for-Sale Restricted Investments and Bond Collateral
The amortized cost, gross unrealized holding gains and losses and fair value of held-to-maturity securities are as follows:

	December 31,
	2013	2012
	(In thousands)
Amortized cost	$32,184	$3,983
Gross unrealized holding gains	309	356
Gross unrealized holding losses	(447)	—
Fair value	$32,046	$4,339
Maturities of held-to-maturity securities are as follows at December 31, 2013:

	Amortized Cost	Fair Value
	(In thousands)
Due within one year	$1,111	$1,143
Due in five years or less	17,839	17,944
Due after five years to ten years	6,769	6,665
Due in more than ten years	6,465	6,294
	$32,184	$32,046
The cost basis, gross unrealized holding gains and fair value of available-for-sale securities are as follows:

	December 31,
	2013	2012
	(In thousands)
Cost basis	$—	$175
Gross unrealized holding gains	—	16
Fair value	$—	$191

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

5.	LINES OF CREDIT AND LONG-TERM DEBT
The amounts outstanding under the Company’s long-term debt consisted of the following as of the dates indicated:

	Total Debt Outstanding December 31,
	2013	2012
	(In thousands)
10.75% senior notes due 2018	$251,500	$252,000
WML term debt due 2018	85,500	103,500
Capital lease obligations	10,153	13,926
Other	1,209	1,654
Debt discount	(8,525)	(10,091)
Total debt outstanding	339,837	360,989
Less current portion	(44,343)	(23,791)
Total debt outstanding, less current portion	$295,494	$337,198
The following table presents aggregate contractual debt maturities of all long-term debt:

As of December 31, 2013
(In thousands)
2014	$23,949
2015	22,662
2016	21,943
2017	22,492
2018	257,316
Thereafter	—
Total	348,362
Less: debt discount	(8,525)
Total debt	$339,837

Revolving Lines of Credit
Corporate Revolving Credit Agreement
On June 29, 2012, the Company and certain of its subsidiaries entered into a five-year, $20.0 million revolving line of credit permitted under the indenture governing the 10.75% Senior Notes with an expiration date of June 30, 2017. The revolver may support up to $2.0 million of letters of credit (which was increased to $10.0 million on January 10, 2014), which would reduce the balance available under the revolver. At December 31, 2013, availability on the revolver was $20.0 million with no outstanding balance and no supported letters of credit. All extensions of credit under the revolver are collateralized by a first priority security interest in and lien upon the inventory and accounts receivable of the Parent, WRI, Kemmerer, and ROVA. Pursuant to the Intercreditor Agreement, the holders of the 10.75% Senior Notes now have a subordinate lien on these assets. The Company capitalized debt issuance costs of $0.7 million in 2012 related to the revolver.
Two interest rate options exist under this revolver. The Base Rate option bears interest at the greater of the Federal Funds Rate plus 0.5% or the Prime Rate, as defined in the loan agreement and is payable monthly. The LIBOR Rate option bears interest at the London Interbank Offering Rate, or LIBOR, rate plus 2.25% and is payable monthly. In addition, a commitment fee of 0.75% of the average unused portion of the available revolver is payable monthly.
The loan agreement contains various affirmative, negative and financial covenants. Financial covenants in the agreement include a fixed charge coverage ratio and an EBITDA measure. The fixed charge coverage ratio must meet or exceed a specified minimum. The EBITDA covenant requires a minimum amount of EBITDA to be achieved. We met these covenant requirements as of December 31, 2013.
WML Revolving Credit Agreement

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

At December 31, 2013, WML had a revolving credit agreement with a borrowing limit of $25.0 million and a maturity date of June 26, 2013. WML has two interest rate options to choose from on this revolver. The Base Rate option bears interest at a base rate plus 0.50% and is payable monthly (3.75% per annum at December 31, 2013). The LIBOR Rate option bears interest at the London Interbank Offering Rate, or LIBOR, rate plus 3.0% (3.53% per annum at December 31, 2013). In addition, a commitment fee of 0.50% of the average unused portion of the available revolver is payable quarterly. At December 31, 2013, the revolver had no outstanding balance and supported a $1.9 million letter of credit. The Company had $23.1 million of borrowing availability under this revolver at December 31, 2013.

In March 2013, the Company amended the credit agreement by extending the maturity date from June 26, 2013 to December 31, 2017. Issuance costs related to the amendment of $0.2 million have been capitalized.
The revolver is secured by substantially all assets of WML, Westmoreland Savage Corporation, or WSC, Western Energy Company, or WECO, and Dakota Westmoreland Corporation, or DWC; the Company’s membership interest in WML; and the stock of WSC, WECO and DWC. WECO, DWC, and WSC have guaranteed WML’s obligations with respect to the Revolver.
Upon closing of the Sherritt Acquisition, the WML revolving credit agreement will expect to be terminated. See Note 1 for additional information.
10.75% Senior Notes
On February 4, 2011 through a private placement offering, the Company issued $150.0 million of Parent Notes (the “Parent Notes”), which are senior secured notes. The Company’s subsidiary, Westmoreland Partners, was a co-issuer of the notes. The Parent Notes were issued at a 5% discount, mature February 1, 2018, and bear a fixed interest rate of 10.75%, payable semi-annually, in arrears, on February 1 and August 1 of each year, which began August 1, 2011. Proceeds from the Parent Notes were used to retire ROVA's term debt, WRI's term debt and revolving line of credit, and the convertible notes; as well as payment of preferred stock dividend arrearages. On July 29, 2011, the Company commenced an exchange offer for the Parent Notes for an equal principal amount of notes that have been registered under the Securities Act of 1933, which exchange was completed in September, 2011. As a result of this offering, the Company recorded a $17.0 million loss on extinguishment of debt in the year ended December 31, 2011. The loss included a $9.1 million make-whole payment for ROVA’s debt and $7.9 million of non-cash write-offs of unamortized discount on debt and related capitalized debt costs and convertible debt conversion expense.
On January 31, 2012, the Company completed the private placement of $125.0 million of senior secured notes due in 2018 (the “Add-On Notes”), which were additional notes issued pursuant to the existing Parent Notes indenture, collectively referred to as the “10.75% Senior Notes”. The Add-On Notes were issued at a 4.5% original issue discount. On June 22, 2012, the Company commenced an exchange offer for the Add-On Notes for an equal principal amount of notes that have been registered under the Securities Act of 1933, which exchange was completed in July, 2012. At this time, all of the outstanding 10.75% Senior Notes are traded under one CUSIP. In 2011, the Company capitalized $0.2 million of debt issuance costs related to the Add-On Notes offering and has capitalized debt issuance costs of $4.9 million in 2012. The Company funded the Kemmerer Mine acquisition through the net proceeds from the Add-On Notes.
The 10.75% Senior Notes mature February 1, 2018, and bear an annual fixed interest rate of 10.75%, payable semi-annually, in arrears, on February 1 and August 1 of each year. The 10.75% Senior Notes are fully and unconditionally guaranteed by ROVA, Westmoreland Kemmerer, Inc. (“Kemmerer”), WRI and their respective subsidiaries (other than Absaloka Coal, LLC) and by certain other subsidiaries. Substantially all of the assets of the Parent, ROVA, Kemmerer and WRI constitute collateral for the 10.75% Senior Notes as to which the holders of these notes have a lien securing the notes. The lien securing the 10.75% Senior Notes is subordinate to the lien securing our revolving credit agreement.
During the year ended December 31, 2013, the Company paid $0.5 million, excluding accrued interest, to repurchase Senior Notes with a principal amount of $0.5 million. The Company recognized losses of $0.1 million on these repurchases, which were recorded as losses on extinguishment of debt. The losses on the repurchases were measured based on the carrying value of the repurchased portion of the Senior Notes, which included a portion of the unamortized debt issue costs and the debt discount on the dates of repurchase.
Under the indenture governing the 10.75% Senior Notes, the Company is required to offer a portion of our Excess Cash Flow (as defined by the indenture) for each fiscal year to purchase some of these notes at 100% of the principal amount. While the Company did repurchase $23.0 million of 10.75% Senior Notes during 2012, we did not have Excess Cash Flow for the years ended December 31, 2012 or 2011. The Company did have $29.5 million of Excess Cash Flow for the year ended

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

December 31, 2013 and will be required to offer $22.1 million for repurchase by April 30, 2014. As a result, the Company has reclassified $22.1 million of the outstanding 10.75% Senior Notes to Current installments of long-term debt.
The indenture governing the 10.75% Senior Notes contains, among other provisions, events of default and various affirmative and negative covenants. As of December 31, 2013, the Company was in compliance with all covenants for these notes.
WML Term Debt
The term debt bears interest at 8.02% per annum, payable quarterly. The principal payments required for the term debt are as follows:

(In millions)
2014	$18.0
2015	20.0
2016	20.0
2017	22.0
2018	5.5
Thereafter	—
The term debt is payable in full on March 31, 2018. The term debt is secured by substantially all assets of WML, Westmoreland Savage Corporation, or WSC, Western Energy Company, or WECO, and Dakota Westmoreland Corporation, or DWC; the Company’s membership interest in WML; and the stock of WSC, WECO and DWC. WECO, DWC, and WSC have guaranteed WML’s obligations with respect to the term debt. The credit agreement requires a debt service account and imposes timing and other restrictions on the ability of WML to distribute funds to the Parent.
WML’s credit agreement contains various affirmative and negative covenants. Operational covenants in the agreements prohibit, among other things, WML from incurring or guaranteeing additional indebtedness, creating liens on its assets, making investments or engaging in asset sales or transactions with affiliates, in each case subject to specified exceptions. Financial covenants in the agreements impose requirements relating to specified debt service coverage and leverage ratios. The debt service coverage ratio must meet or exceed a specified minimum. The leverage ratio covenant requires that WML not permit the ratio of total debt at the end of each quarter to EBITDA (both as defined) for the four quarters then ended to be greater than a specified amount. WML met all of its covenant requirements as of December 31, 2013.
Upon closing of the Sherritt Acquisition, the WML term debt will expect to be prepaid using a portion of the $425.0 million in proceeds from the offering of the New Notes. See Note 1 for additional information.
Capital Leases
The Company engages in leasing transactions for equipment utilized in its mining operations. At December 31, 2013 and 2012, the capital leases outstanding had a weighted average interest rate of 6.40% and 7.57%, respectively and mature at various dates beginning in 2014 through 2018. During the year ended December 31, 2013, the Company paid $2.7 million to purchase equipment under capital leases prior to their maturities with a principal amount of $2.5 million. The difference between the purchase price and the carrying amount of the capital lease obligation was recorded as an adjustment to the carrying amount of the equipment.

6.	POSTRETIREMENT MEDICAL BENEFITS
The Company provides postretirement medical benefits to retired employees and their dependents, mandated by the Coal Industry Retiree Health Act of 1992 and pursuant to collective bargaining agreements. The Company also provides these benefits to qualified full-time employees pursuant to collective bargaining agreements. These benefits are provided through self-insured programs.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The following table sets forth the actuarial present value of postretirement medical benefit obligations and amounts recognized in the Company’s financial statements:

	December 31,
	2013	2012
	(In thousands)
Change in benefit obligations:
Net benefit obligation at beginning of year	$333,842	$258,641
Liability acquired	—	49,241
Service cost	4,436	3,555
Interest cost	12,139	12,363
Plan participant contributions	132	129
Actuarial loss (gain)	(53,230)	22,342
Gross benefits paid	(14,220)	(13,544)
Federal subsidy on benefits paid	1,230	1,115
Net benefit obligation at end of year	284,329	333,842
Change in plan assets:
Employer contributions	14,088	13,415
Plan participant contributions	132	129
Gross benefits paid	(14,220)	(13,544)
Fair value of plan assets at end of year	—	—
Unfunded status at end of year	$(284,329)	$(333,842)
Amounts recognized in the balance sheet consist of:
Current liabilities	$(13,955)	$(14,068)
Noncurrent liabilities	(270,374)	(319,775)
Accumulated other comprehensive loss	20,292	77,528
Net amount recognized	$(264,037)	$(256,315)
Amounts recognized in accumulated other comprehensive loss consists of:
Net actuarial loss	$26,012	$83,884
Prior service credit	(5,720)	(6,356)
	$20,292	$77,528
In 2013, the Company’s postretirement medical benefit liabilities decreased $49.5 million primarily due to increases in discount rates.
The Company has elected to amortize its transition obligations over a 20-year period. Prior service costs and credits and actuarial gains and losses are amortized over the average life expectancy or average future service of the plan’s participants. The following amounts will be amortized from accumulated other comprehensive loss into net periodic benefit cost in 2014 (in millions):

Actuarial loss	$0.7
Prior service credit	0.6

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The components of net periodic postretirement medical benefit cost are as follows:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Components of net periodic benefit cost:
Service cost	$4,436	$3,555	$493
Interest cost	12,139	12,363	10,510
Amortization of:
Transition obligation	—	93	93
Prior service credit	(636)	(636)	(636)
Actuarial loss	4,641	3,116	255
Total net periodic benefit cost	$20,580	$18,491	$10,715
The following table shows the net periodic postretirement medical benefit costs that relate to current and former mining operations:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Former mining operations	$12,475	$11,314	$9,259
Current operations	8,105	7,177	1,456
Total net periodic benefit cost	$20,580	$18,491	$10,715
The costs for the former mining operations are included in Heritage health benefit expenses and the costs for current operations are included as operating expenses.
Assumptions
The weighted-average assumptions used to determine the benefit obligations as of the end of each year were as follows:

	December 31,
	2013	2012
Discount rate	4.50% - 5.05%	3.60% - 4.15%
Measurement date	December 31, 2013	December 31, 2012
The discount rate is adjusted annually based on an Aa corporate bond index adjusted for the difference in the duration of the bond index and the duration of the benefit obligations. This rate is calculated using a yield curve, which is developed using the average yield for bonds in the tenth to ninetieth percentiles, which excludes bonds with outlier yields.
The weighted-average assumptions used to determine net periodic benefit cost were as follows:

	December 31,
	2013	2012	2011
Discount rate	3.60% - 4.15%	4.10%	5.15%
Measurement date	December 31, 2012	December 31, 2011	December 31, 2010
The following presents information about the assumed health care trend rate:

	December 31,
	2013	2012
Health care cost trend rate assumed for next year	6.75%	7.00%
Rate to which the cost trend is assumed to decline (ultimate trend rate)	5.00%	5.00%
Year that the trend rate reaches the ultimate trend rate	2021	2021

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The effect of a one percent change on the health care cost trend rate used to calculate periodic postretirement medical benefit costs and the related benefit obligation are summarized in the table below:

	Postretirement Medical Benefits
	1 % Increase	1 % Decrease
	(In thousands)
Effect on service and interest cost components	$3,148	$(2,442)
Effect on postretirement medical benefit obligation	$35,464	$(30,096)
Cash Flows
The following benefit payments and Medicare D subsidy (which the Company receives as a benefit partially offsetting its prescription drug costs for retirees and their dependents) are expected by the Company:

	Postretirement Medical Benefits	Medicare D Subsidy	Net Postretirement Medical Benefits
	(In thousands)
2014	$13,955	$(1,249)	$12,706
2015	14,522	(1,293)	13,229
2016	14,975	(1,336)	13,639
2017	15,408	(1,386)	14,022
2018	16,191	(1,432)	14,759
Years 2019 - 2023	85,342	(7,807)	77,535
Combined Benefit Fund
Additionally, the Company makes payments to the UMWA Combined Benefit Fund, or CBF, which is a multiemployer health plan neither controlled by nor administered by the Company. The CBF is designed to pay health care benefits to UMWA workers (and dependents) who retired prior to 1976. The Company is required by the Coal Act to make monthly premium payments into the CBF. These payments are based on the number of the Company’s UMWA employees who retired prior to 1976, and the Company’s pro-rata assigned share of UMWA retirees whose companies are no longer in business. Contributions to the CBF have decreased over the past three years due to a declining population. The Company expenses payments to the CBF when they are due. The following payments were made to the CBF (in millions):

2013	$2.2
2012	2.3
2011	2.6
Workers’ Compensation Benefits
The Company was self-insured for workers’ compensation benefits prior to January 1, 1996. Since 1996, the Company has purchased third-party insurance for workers’ compensation claims.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The following table shows the changes in the Company’s workers’ compensation obligation:

	December 31,
	2013	2012
	(In thousands)
Workers’ compensation, beginning of year (including current portion)	$9,530	$11,626
Accretion	166	204
Claims paid	(581)	(475)
Actuarial changes	(1,654)	(1,825)
Workers’ compensation, end of year	7,461	9,530
Less current portion	(717)	(820)
Workers’ compensation, less current portion	$6,744	$8,710
The discount rates used in determining the workers’ compensation benefit accruals are adjusted annually based on ten-year Treasury bond rates. At December 31, 2013 and 2012, the rates were 3.0% and 2.0%, respectively.
Black Lung Benefits
The Company is self-insured for federal and state black lung benefits for former heritage employees and has established an independent trust to pay these benefits.
The PPACA amended previous legislation related to black lung disease, providing automatic extension of awarded lifetime benefits to surviving spouses and providing changes to the legal criteria used to assess and award claims. Since the legislation passed in March 2010, the Company has experienced a significant increase in claims filed compared to the corresponding period in prior years. However, the Company has not been able to determine what, if any, additional impact may result from these claims due to lack of claims experience under the new legislation and court rulings interpreting the new provisions. The Company has not noted an increase in cash disbursements resulting from these new claims. The Company will continue to evaluate the impact of the PPACA in future periods as additional information, interpretations, guidance and claims experience becomes available.
The following table sets forth the funded status of the Company’s black lung obligation:

	December 31,
	2013	2012
	(In thousands)
Actuarial present value of benefit obligation:
Expected claims from terminated employees	$876	$1,139
Amounts owed to existing claimants	13,267	15,061
Total present value of benefit obligation	14,143	16,200
Plan assets at fair value, primarily government-backed securities	5,468	7,844
Excess of the black lung benefit obligation over trust assets	$8,675	$8,356
The discount rates used in determining the actuarial present value of the black lung benefit obligation are based on corporate bond yields and are adjusted annually. At December 31, 2013 and 2012, the rates used were 4.00% and 3.25%, respectively.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Plan Assets
The fair value of the Company’s Black Lung trust assets by asset category is as follows:

	December 31, 2013
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs
	Fair Value	Level 1	Level 2
	(In thousands)
U.S. treasury securities	$5,280	$—	$5,280
Mortgage-backed securities	185	—	185
Cash and cash equivalents	3	3	—
	$5,468	$3	$5,465

	December 31, 2012
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs
	Fair Value	Level 1	Level 2
	(In thousands)
U.S. treasury securities	$7,548	$—	$7,548
Mortgage-backed securities	269	—	269
Cash and cash equivalents	27	27	—
	$7,844	$27	$7,817
The Black Lung Level 1 trust assets include cash and cash equivalents.
The Black Lung Level 2 trust assets include U.S. treasury bonds and notes where evaluators gather information from market sources and integrate relative credit information, observed market movements, and sector news into the evaluated pricing applications and models to value these assets. Level 2 trust assets also include mortgage-backed securities which are valued via model using various inputs such as daily cash flow, snapshots of US Treasury market, floating rate indices as a benchmark yield, spread over index, periodic and life caps, next coupon adjustment date, and convertibility of the bond.

7.	PENSION AND OTHER SAVING PLANS
Defined Benefit Pension Plans
The Company provides defined benefit pension plans to qualified full-time employees pursuant to collective bargaining agreements. Benefits are generally based on years of service and the employee’s average annual compensation for the highest five continuous years of employment as specified in the plan agreement. The Company’s funding policy is to contribute annually the minimum amount prescribed, as specified by applicable regulations or loan covenants. The Company may make additional discretionary contributions. In 2009, the Company froze its pension plan for non-represented employees.
Supplemental Executive Retirement Plan
The Company maintains a Supplemental Executive Retirement Plan or SERP for former executives as a result of employment or severance agreements. The SERP is an unfunded non-qualified deferred compensation plan, which provides benefits to certain employees beyond the maximum limits imposed by the Employee Retirement Income Security Act and the Internal Revenue Code. The Company does not expect to add new participants to its SERP plan.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The following table provides a reconciliation of the changes in the benefit obligations of the plans and the fair value of assets of the qualified plans and the amounts recognized in the Company’s financial statements for both the defined benefit pension and SERP plans:

	Defined Benefit Pension December 31,		SERP December 31,
	2013	2012	2013	2012
	(In thousands)
Change in benefit obligation:
Net benefit obligation at beginning of year	$172,289	$100,582	$4,241	$4,511
Liability acquired	—	57,307	—	—
Service cost	2,346	2,139	—	—
Interest cost	6,209	6,330	152	172
Actuarial loss (gain)	(18,972)	13,121	(359)	(48)
Benefits and expenses paid	(6,797)	(7,190)	(394)	(394)
Net benefit obligation at end of year	155,075	172,289	3,640	4,241
Change in plan assets:
Fair value of plan assets at the beginning of year	121,887	75,710	—	—
Assets acquired	—	41,704	—	—
Actual return on plan assets	18,414	11,502	—	—
Employer contributions	645	161	394	394
Benefits and expenses paid	(6,797)	(7,190)	(394)	(394)
Fair value of plan assets at end of year	134,149	121,887	—	—
Unfunded status at end of year	$(20,926)	$(50,402)	$(3,640)	$(4,241)
Amounts recognized in the accompanying balance sheet consist of:
Current liability	$—	$—	$(390)	$(390)
Noncurrent liability	(20,926)	(50,401)	(3,250)	(3,850)
Accumulated other comprehensive loss	11,045	43,037	1,209	1,679
Net amount recognized at end of year	$(9,881)	$(7,364)	$(2,431)	$(2,561)
Amounts recognized in accumulated other comprehensive loss consist of:
Net actuarial loss	$11,045	$43,037	$1,209	$1,679
	$11,045	$43,037	$1,209	$1,679
The accumulated benefit obligation for all plans was $158.7 million and $176.5 million at December 31, 2013 and 2012, respectively. The Company’s pension and SERP liabilities decreased $30.1 million in 2013 primarily from increases in discount rates.
Prior service costs and actuarial gains and losses are amortized over the expected future period of service of the plan’s participants. The following amounts will be amortized from accumulated other comprehensive loss into net periodic benefit cost in 2014 (in millions):

	Pension	SERP
Net actuarial loss	$0.8	$0.1

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The components of net periodic benefit cost are as follows:

	Defined Benefit Pension Years Ended December 31,			SERP Years Ended December 31,
	2013	2012	2011	2013	2012	2011
	(In thousands)
Components of net periodic benefit cost:
Service cost	$2,346	$2,139	$784	$—	$—	$—
Interest cost	6,209	6,330	4,568	152	172	215
Expected return on plan assets	(8,770)	(8,241)	(5,218)	—	—	—
Amortization of:
Prior service cost	—	—	—	—	—	5
Actuarial loss	3,377	2,867	1,578	112	95	64
Total net periodic pension cost	$3,162	$3,095	$1,712	$264	$267	$284
These costs are included in the accompanying statements of operations in Cost of sales and Selling and administrative expenses.
Assumptions
The weighted-average assumptions used to determine the benefit obligations as of the end of each year were as follows:

	Defined Benefit Pension December 31,		SERP December 31,
	2013	2012	2013	2012
Discount rate	4.25% - 4.65%	3.35% - 3.75%	4.65%	3.75%
Measurement date	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
The discount rate is adjusted annually based on an Aa corporate bond index adjusted for the difference in the duration of the bond index and the duration of the benefit obligations. This rate is calculated using a yield curve, which is developed using the average yield for bonds in the tenth to ninetieth percentiles, which excludes bonds with outlier yields.
The following table provides the assumptions used to determine net periodic benefit cost:

	Defined Benefit Pension Years Ended December 31,			SERP Years Ended December 31,
	2013	2012	2011	2013	2012	2011
Discount rate	3.35% - 3.75%	4.05% - 4.25%	5.15% - 5.40%	3.75%	4.25%	5.40%
Expected return on plan assets	7.40%	7.40%	7.40%	N/A	N/A	N/A
Rate of compensation increase	N/A	N/A	N/A	N/A	N/A	N/A
Measurement date	December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2012	December 31, 2011	December 31, 2010
Plan Assets
The Company’s investment goals are to maximize returns subject to specific risk management policies. The Company sets the expected return on plan assets based on historical trends and forecasts provided by its third-party fund managers. Its risk management policies permit investments in mutual funds, and prohibit direct investments in debt and equity securities and derivative financial instruments. The Company invested in its common stock in 2011 in order to meet plan funding requirements. The Company addresses diversification by the use of mutual fund investments whose underlying investments are in fixed income and equity securities, both domestic and international. These mutual funds are readily marketable and can be sold to fund benefit payment obligations as they become payable.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The weighted-average target asset allocation of the Company’s pension trusts were as follows at December 31, 2013:

Target Allocation
Asset category
Cash and equivalents	0% - 10%
Equity securities funds	20% - 60%
Debt securities funds	40% - 80%
Other	0% - 10%
The fair value of the Company’s pension plan assets by asset category is as follows:

	December 31, 2013
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Fair Value	Level 1	Level 2	Level 3
	(In thousands)
Pooled separate accounts:
Large-cap	$48,983	$—	$48,983	$—
International blend	18,191	—	18,191	—
Fixed income domestic	40,944	—	40,944	—
Fixed income long term	17,797	—	17,797	—
Stable Value	5,267	—	5,267	—
Registered investment companies – growth fund	—	—	—	—
Limited partnerships and limited liability companies	250	—	—	250
Westmoreland Coal common stock	2,255	2,255	—	—
Cash and cash equivalents	462	462	—	—
	$134,149	$2,717	$131,182	$250

	December 31, 2012
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Fair Value	Level 1	Level 2	Level 3
	(In thousands)
Pooled separate accounts:
Large-cap	$50,589	$—	$50,589	$—
International blend	10,294	—	10,294	—
Fixed income domestic	42,744	—	42,744	—
Stable value	3,850	—	3,850	—
Registered investment companies – growth fund	10,295	10,295	—	—
Limited partnerships and limited liability companies	614	—	—	614
Westmoreland Coal common stock	3,500	3,500	—	—
Cash and cash equivalents	1	1	—	—
	$121,887	$13,796	$107,477	$614

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The Company’s Level 1 assets include securities held by registered investment companies and its common stock, which are both typically valued using quoted market prices of an active market. Cash and cash equivalents and short-term investments are predominantly held in money market accounts.
The Company’s Level 2 assets include pooled separate accounts, which are valued based on the quoted market prices of the securities underlying the investments.
The Company’s Level 3 assets include interest in limited partnerships and limited liability companies that invest in privately held companies or privately held real estate assets. These assets are valued by the respective partnership or company manager using market and income approaches. The market approach consists of using comparable market transactions or values. The income approach consists of the net present value of estimated future cash flows, adjusted as appropriate for liquidity, credit, market and other risk factors. The inputs considered in the valuations include original transaction prices, recent transactions in the same or similar instruments, changes in financial ratios or cash flows, discounted cash flow valuations, and general economic and market conditions.
A summary of changes in the fair value of the Plan’s Level 3 assets is shown below:

	Limited partnerships and limited liability companies
	Year Ended December 31,
	2013	2012
	(In thousands)
Beginning balance	$614	$1,050
Unrealized gain	5	96
Settlements, net	(369)	(532)
Ending balance	$250	$614
Contributions
Previously, the Company was required by WML loan covenants to ensure that by 8.5 months after the end of the plan year, the value of its pension assets are at least 90% of each of the plan’s year end actuarially determined pension liability.  On June 28, 2012, the loan covenant was amended to lower the requirement to 80%.
The Company contributed $0.6 million in cash to its retirement plans during 2013, in order to achieve the required 80% funding status. In 2014, the Company expects to make approximately $4.3 million of pension plan contributions.
Cash Flows
The following benefit payments are expected to be paid from its pension plan assets:

Pension Benefits
(In thousands)
2014	$7,324
2015	7,772
2016	8,238
2017	9,066
2018	9,321
Years 2019 - 2023	50,340
The benefits expected to be paid are based on the same assumptions used to measure the Company’s pension benefit obligation at December 31, 2013 and include estimated future employee service.
Multi-Employer Pension
The Company contributes to the Central Pension Fund, or the Plan, a multiemployer defined benefit pension plan for its WECO, WRI and WSC entities pursuant to collective bargaining agreements. The Plan’s Employer Identification Number is 36-6052390. These employers contribute to the Plan based on a negotiated rate per hour worked per participating employee. For

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

the Plan’s year-end dates of January 31, 2013 and 2012, no single employer contributed more than 5% of total contributions to the Plan. As of the Plan’s year-end date January 31, 2013, it had a healthy or greater than 80% funding status.
The following table shows required information for each employer contributing to the Central Pension Fund:

	WECO	WRI	WSC
Employer plan number	9313	9243	4990
Minimum contributions per hour worked	$5.75	$5.70	$2.95 - $3.20
Expiration date of collective bargaining agreements	2/28/2019	5/31/2015	4/1/2016
Employer contributions (in millions):
2013	$3.4	$0.9	$0.1
2012	3.2	0.5	0.1
2011	3.2	0.9	0.1
Other Plans
The Company sponsors 401(k) saving plans, which were established to assist eligible employees provide for their future retirement needs. The Company’s expense was $3.6 million, $2.9 million and $2.7 million for the years ended December 31, 2013, 2012 and 2011, respectively. During 2013, the Company's expense of $3.6 million consisted of $1.2 million in cash contributions and $2.4 million in contributions of Company stock to the plans. During 2012 and 2011, the Company's expense were all from contributions of Company stock to the plans.

8.	HERITAGE HEALTH BENEFIT EXPENSES
The caption Heritage health benefit expenses used in the consolidated statements of operations refers to costs of benefits the Company provides to its former mining operation employees. The components of these expenses are as follows:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Health care benefits	$12,579	$11,367	$9,507
Combined benefit fund payments	2,240	2,258	2,617
Workers’ compensation benefits (credit)	(1,212)	(1,322)	2,132
Black lung benefits (credit)	(189)	1,085	4,319
Total	$13,418	$13,388	$18,575

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

9.	ASSET RETIREMENT OBLIGATIONS, CONTRACTUAL THIRD-PARTY RECLAMATION RECEIVABLE, AND RECLAMATION DEPOSITS
The asset retirement obligation, contractual third-party reclamation receivable, and reclamation deposits for each of the Company’s mines and ROVA at December 31, 2013 are summarized below:

	Asset Retirement Obligation	Contractual Third-Party Reclamation Receivable	Reclamation Deposits
	(In thousands)
Rosebud	$126,965	$21,186	$74,921
Jewett	75,267	75,267	—
Absaloka	36,401	337	—
Beulah	17,785	—	—
Kemmerer	17,174	—	—
Savage	5,380	—	—
ROVA	892	—	—
Total	$279,864	$96,790	$74,921
Asset Retirement Obligations
Changes in the Company’s asset retirement obligations were as follows:

	Years Ended December 31,
	2013	2012
	(In thousands)
Asset retirement obligations, beginning of year (including current portion)	$263,847	$247,478
Accretion	21,905	21,909
Liabilities settled	(21,630)	(17,342)
Changes due to amount and timing of reclamation	15,742	(7,575)
ARO acquired	—	19,377
Asset retirement obligations, end of year	279,864	263,847
Less current portion	(23,353)	(22,238)
Asset retirement obligations, less current portion	$256,511	$241,609
As permittee, the Company or its subsidiaries are responsible for the total amount of final reclamation costs for its mines and ROVA. The financial responsibility for a portion of final reclamation of the mines when they are closed has been transferred by contract to certain customers, while other customers have provided guarantees or funded escrow accounts to cover final reclamation costs. Costs of reclamation of mining pits prior to mine closure are recovered in the price of coal shipped.
As of December 31, 2013, the Company had $298.6 million in surety bonds outstanding to secure reclamation obligations.
Contractual Third-Party Reclamation Receivables
The Company has recognized as an asset $96.8 million as contractual third-party reclamation receivables, representing the present value of customer obligations to reimburse the Company for reclamation expenditures at the Company’s Rosebud, Jewett and Absaloka Mines.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Reclamation Deposits
The Company’s reclamation deposits will be used to fund final reclamation activities. The Company’s carrying value and estimated fair value of its reclamation deposits at December 31, 2013 are as follows:

	Carrying Value	Fair Value
	(In thousands)
Cash and cash equivalents	$63,525	$63,525
Held-to-maturity securities	11,396	12,086
	$74,921	$75,611
In 2011, the Company recorded a gain of $0.1 million on the sale of available-for-sale securities held as reclamation deposits.
Held-to-Maturity and Available-for-Sale Reclamation Deposits
The amortized cost, gross unrealized holding gains and losses and fair value of held-to-maturity securities are as follows:

	Years Ended December 31,
	2013	2012
	(In thousands)
Amortized cost	$11,396	$19,832
Gross unrealized holding gains	764	1,190
Gross unrealized holding losses	(74)	(9)
Fair value	$12,086	$21,013
Maturities of held-to-maturity securities are as follows at December 31, 2013:

	Amortized Cost	Fair Value
	(In thousands)
Within one year	$17	$17
Due in five years or less	6,645	6,976
Due after five years to ten years	3,002	3,123
Due in more than ten years	1,732	1,970
	$11,396	$12,086
The cost basis, gross unrealized holding gains and fair value of available-for-sale securities are as follows:

	December 31,
	2013	2012
	(In thousands)
Cost basis	$—	$1,000
Gross unrealized holding gains	—	39
Fair value	$—	$1,039

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

10.	DERIVATIVE INSTRUMENTS
Derivative Liabilities
The Company evaluates all of its financial instruments to determine if such instruments are derivatives, derivatives that qualify for the normal purchase normal sale exception, or contain features that qualify as embedded derivatives. All derivative financial instruments, except for derivatives that qualify for the normal purchase normal sale exception, are recognized on the balance sheet at fair value. Changes in fair value are recognized in earnings if they are not eligible for hedge accounting or in other comprehensive income if they qualify for cash flow hedge accounting.
Convertible Debt
As a part of the Parent Notes offering in February 2011, the Company’s convertible notes were retired.
The effect of derivative instruments not designated as hedging instruments on the accompanying consolidated statements of operations was as follows (in thousands):

	Statement of Operations Location	Income Recognized in Earnings on Derivatives
		Years Ended December 31,
Derivative Instrument		2013	2012	2011
Convertible debt -conversion feature	Other income (loss)	$—	$—	$3,079

11.	FAIR VALUE MEASUREMENTS
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company is required to disclose the fair value of financial instruments where practicable. The carrying amounts of cash equivalents, accounts receivable and accounts payable reflected on the consolidated balance sheets approximate the fair value of these instruments due to the short duration to their maturities. Long-term debt fair value estimates are based on observed prices for securities with an active trading market when available (Level 2) and otherwise using discount rate estimates based on interest rates as of December 31, 2013 (Level 3).
The estimated fair value of the Company’s debt with fixed interest rates are as follows:

	Carrying Value	Fair Value
	(In thousands)
December 31, 2012	$345,408	$359,753
December 31, 2013	$328,473	$364,329
The table below sets forth, by level, the Company’s financial assets and liabilities that are accounted for at fair value on a recurring basis:

	Year Ended December 31, 2012
	Level 1	Level 2	Level 3	Total
	(In thousands)
Assets:
Available-for-sale investments included in Restricted investments and bond collateral	$191	$—	$—	$191
Available-for-sale investments included in Reclamation deposits	1,039	—	—	1,039
Total assets	$1,230	$—	$—	$1,230

12.	RESTRICTED STOCK UNITS, STOCK OPTIONS, AND STOCK APPRECIATION RIGHTS (SARs)
As of December 31, 2013, the Company had restricted stock units, stock options, and stock-settled stock appreciation rights, or SARs, outstanding from three stock incentive plans. Two of these plans were terminated in October 2009. The Company grants employees and non-employee directors restricted stock units from the Amended and Restated 2007 Equity

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Incentive Stock Plan. The Amended and Restated 2007 Equity Incentive Stock Plan provides that non-employee directors will receive equity awards of 7,000 shares after each annual meeting.
The maximum number of remaining shares that can be issued under the 2007 Incentive Stock Plan is 49,050.
Compensation cost arising from share-based arrangements is shown in the following table:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Recognition of fair value of restricted stock units, stock options and SARs over vesting period; and issuance of stock	$2,967	$3,088	$1,969
Contributions of stock to the Company’s 401(k) plan	2,355	2,952	2,752
Total share-based compensation expense	$5,322	$6,040	$4,721
Restricted Stock Units
The Company may issue restricted stock units, which requires no payment from the employee. Restricted stock units typically vest ratably over three years. Upon vesting, the Company can elect to settle the restricted stock units in either cash or the Company’s common stock. Compensation expense is based on the fair value on the grant date and is recorded ratably over the vesting period.
In April 2013, the Company granted 54,730 restricted stock units, of which 27,366 units will vest ratably over a three-year period. The remaining 27,364 units are performance based, which will vest and pay out at the end of a three-year period if performance goals are met. The Company’s management believes it is probable that the target performance condition will be met.
A summary of restricted stock award activity for the year ended December 31, 2013 is as follows:

	Units	Weighted Average Grant-Date Fair Value	Unamortized Compensation Expense (In thousands)
Non-vested at December 31, 2012	680,185	$8.88
Granted	103,730	$11.70
Vested	(195,940)	$8.62
Forfeited	—	$—
Non-vested at December 31, 2013	587,975	$9.46	$2,346	(1)
____________________

(1)	Expected to be recognized over the next three years.
Additional information related to restricted stock units:

Years Ended December 31:	Weighted Average Grant-Date Fair Value	Total Grant- Date Fair Value of Restricted Stock Units that Vested (In thousands)
2013	$11.70	$1,689
2012	$7.57	$1,336
2011	$14.99	$1,757
Stock Options
Stock options generally vest over three years, expire ten years from the date of grant, and have an option price equal to the market value of the stock on the date of grant.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Information with respect to stock option activity for the year ended December 31, 2013, is as follows:

	Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (In years)	Aggregate Intrinsic Value (In thousands)	Unamortized Compensation Expense (In thousands)
Outstanding at December 31, 2012	170,823	$21.30
Expired	(25,017)	$17.41
Outstanding and exercisable at December 31, 2013	145,806	$21.97	4.254	$—	$—
Additional information related to stock options:

Years Ended December 31:	Intrinsic Value of Stock Options Exercised	Total Grant-Date Fair Value of Stock Options that Vested
(In thousands)
2013	$—	$—
2012	$—	$—
2011	$86	$538
There were no stock options granted during 2013, 2012 or 2011.
SARs
SARs generally vest over three years, expire ten years from the date of grant, and have a base price equal to the market value of the stock on the date of grant. Upon vesting, the holders may exercise the SARs and receive a number of shares of common stock having a value equal to the appreciation in the value of the common stock between the grant date and the exercise date.
Information with respect to SARs granted and outstanding for the year ended December 31, 2013 is as follows:

	SARs	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (In years)	Aggregate Intrinsic Value (In thousands)	Unamortized Compensation Expense (In thousands)
Outstanding at December 31, 2012	70,734	$22.60
Expired	—	$—
Outstanding and exercisable at December 31, 2013	70,734	$22.60	1.7	$—	$—
There were no SARs granted or exercised during 2013, 2012, or 2011.
The total grant-date fair value of SARs that vested was less than $0.1 million in 2011. No SARs vested during 2012 or 2013.

13.	STOCKHOLDERS’ EQUITY AND ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
Preferred and Common Stock
The Company has two classes of capital stock outstanding, common stock, par value $2.50 per share, and Series A Convertible Exchangeable Preferred Stock on which cumulative dividends of $2.125 per share are payable quarterly. Each share of Series A Preferred Stock is represented by four Depositary Shares. Under the terms of the Series A Preferred Stock, the Company can redeem preferred shares at any time for the redemption value of $100.00 plus any accumulated dividends paid in cash. In February 2011, the Company paid $19.9 million of accumulated preferred stock dividends as of January 1, 2011. The Company is permitted to pay preferred stock dividends to the extent there is a surplus, defined by Delaware law. In June 2011, approximately 169 shares of preferred stock were converted into 1,152 shares of common stock.  Subsequent to December 31, 2013 and through February 25, 2014, approximately 37,300 shares of preferred stock were converted into 254,822 shares of common stock. The Company paid $1.4 million of preferred stock dividends for the year ended December 31, 2013.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Accumulated Other Comprehensive Income (Loss)
The following is a summary of accumulated other comprehensive income (loss):

	Pension and Postretirement Medical Benefits	Available for Sale Securities	Tax Effect of Other Comprehensive Income Gains	Accumulated Other Comprehensive Loss
	(In thousands)
Balance at January 1, 2011	$(32,049)	$525	$(26,156)	$(57,680)
2011 activity	(63,575)	(200)	—	(63,775)
Balance at December 31, 2011	(95,624)	325	(26,156)	(121,455)
2012 activity	(26,622)	(268)	—	(26,890)
Balance at December 31, 2012	(122,246)	57	(26,156)	(148,345)
2013 activity	89,699	(57)	(4,892)	84,750
Balance at December 31, 2013	$(32,547)	$—	$(31,048)	$(63,595)

Pension and postretirement medical benefit adjustments relate to changes in the funded status of various benefit plans. The unrealized gains and losses associated with recognizing the Company’s “available-for-sale” securities at fair value are recorded through Accumulated other comprehensive loss.

Changes in Accumulated Other Comprehensive Income

The following table reflects the changes in accumulated other comprehensive income (loss) by component:

	Pension	Postretirement medical benefits	Available for sale securities	Tax effect of other comprehensive income gains	Accumulated other comprehensive loss
	(In thousands)
Balance at December 31, 2012	$(44,719)	$(77,527)	$57	$(26,156)	$(148,345)
Other comprehensive income before reclassifications	28,974	53,230	(45)	(4,892)	77,267
Amounts reclassified from accumulated other comprehensive income (loss)	3,490	4,005	(12)	—	7,483
Balance at December 31, 2013	$(12,255)	$(20,292)	$—	$(31,048)	$(63,595)
The following table reflects the reclassifications out of accumulated other comprehensive income (loss) for the year ended December 31, 2013 (in thousands):

Details about accumulated other comprehensive income (loss) components	Amount reclassified from accumulated other comprehensive income (loss)(1)	Affected line item in the statement where net income (loss) is presented

Available-for sale securities
Realized gains and losses on available-for sale securities	$(12)	Other income (loss)
	$(12)	Total
Amortization of defined benefit pension items:
Actuarial losses	$3,490	(2)
Amortization of postretirement medical items:
Prior service costs	$(636)	(3)
Actuarial losses	4,641	(3)
	$4,005	Total

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

____________________

(1)	Amounts in parentheses indicate debits to income/loss.

(2)	These accumulated other comprehensive income components are included in the computation of net periodic pension cost. (See Note 7 - Pension and Other Savings Plans for additional details)

(3)
These accumulated other comprehensive income components are included in the computation of net periodic postretirement medical cost. (See Note 6 - Postretirement Medical Benefits for additional details)

14.	INCOME TAX
Income tax expense (benefit) attributable to net loss before income taxes consists of:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Current:
Federal	$(2)	$(8)	$(174)
State	112	98	168
	110	90	(6)
Deferred:
Federal	(4,189)	—	—
State	(703)	—	(420)
	(4,892)	—	(420)
Income tax expense (benefit)	$(4,782)	$90	$(426)
Income tax expense (benefit) attributable to net loss before income taxes differed from the amounts computed by applying the statutory Federal income tax rate of 34% to pre-tax income as a result of the following:

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Computed tax benefit at statutory rate	$(4,389)	$(4,615)	$(12,683)
Increase (decrease) in tax expense resulting from:
Tax depletion in excess of basis	(6,187)	(4,782)	(3,820)
Non-deductible interest expense	—	—	3,717
Noncontrolling interest	1,167	2,188	1,283
State income taxes, net	(2,506)	(3,427)	(4,548)
Change in valuation allowance for net deferred tax assets	15	8,571	2,923
Indian Coal Tax Credits	92	83	(122)
Federal and state NOL expiration	—	153	11,226
Change in state effective tax rate	6,202	2,049	1,310
Other, net	824	(130)	288
Income tax expense (benefit)	$(4,782)	$90	$(426)

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

For the year ended December 31, 2013, the Company recorded a tax benefit of approximately $4.9 million due to non-cash income tax expense related to gains recorded within other comprehensive income during 2013. Generally accepted accounting principles, or GAAP, requires all items be considered, including items recorded in other comprehensive income, in determining the amount of tax benefit that results from a loss from continuing operations that should be allocated to continuing operations. In accordance with GAAP, the Company recorded a tax benefit on its loss from continuing operations, which was exactly offset by income tax expense on other comprehensive income as follows:

	Loss From Continuing Operations	Other Comprehensive Income	Total Comprehensive Income
	(In thousands)
Pre-allocation	$110	$—	$110
Tax allocation	(4,892)	4,892	—
As presented	$(4,782)	$4,892	$110

Components of OCI gain:
	Gross	Tax Allocation
Pension	$32,464	$1,772
Post-retirement benefits	57,235	3,123
Unrealized gain (loss) on securities	(57)	(3)
Total	$89,642	$4,892
The PPACA reduces the tax benefits available to an employer that receives the Medicare Part D subsidy beginning in years ending after December 31, 2010. As a result of the PPACA, employers that receive the Medicare Part D subsidy will recognize the deferred tax effects of the reduced deductibility of the postretirement prescription drug coverage in the period the PPACA was enacted. On March 30, 2010, a companion bill, the Reconciliation Act, was signed into law. The Reconciliation Act reduces the effect of the PPACA on affected employers by deferring for two years (until years ending after December 31, 2012) the reduced deductibility of the postretirement prescription drug coverage. Accounting for income taxes requires that the effect of adjusting the deferred tax asset for the elimination of this deduction be included in income from continuing operations. However, entities that have a full valuation allowance for this deferred tax asset would recognize a related decrease in the valuation allowance. As the Company has a full valuation allowance against its related deferred tax asset, this change in tax law regarding the Medicare Part D subsidy will not have an effect on the Company’s income from continuing operations.
On September 13, 2013, the IRS issued T.D. 9636, Guidance Regarding Deduction and Capitalization of Expenditures Related to Tangible Property (the Repairs Regulations) under IRC Sections 162(a) and 263(a) with an effective date of January 1, 2014. These address when costs incurred to acquire, produce or improve tangible property must be capitalized or may be deducted as incurred. Management is currently reviewing and analyzing the final repair Regulations and have estimated the effect to be a reduction in the deferred tax asset of approximately $4.5 million, tax effected. The amount will be confirmed as new data is analyzed and when the companion Regulations governing general asset accounts and the disposition of depreciable property are finalized.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

	December 31,
	2013	2012
	(In thousands)
Deferred tax assets:
Federal net operating loss carryforwards	$89,698	$84,330
State net operating loss carryforwards	26,509	28,700
Alternative minimum tax credit carryforwards	7,179	6,973
Charitable contribution carryforwards	146	132
Indian Coal Tax Credit carryforwards	25,499	25,591
Accruals for the following:
Workers’ compensation	2,726	3,592
Postretirement medical benefit and pension obligations	106,912	138,710
Incentive plans	1,606	1,995
Asset retirement obligations	68,989	77,698
Deferred revenues	18,919	22,500
Excess of pneumoconiosis benefit obligation over trust assets	3,262	3,185
Acquisition Costs	1,276	198
Restructuring	1,909	—
Other accruals	6,656	6,035
Total gross deferred assets	361,286	399,639
Less valuation allowance	(264,464)	(293,504)
Net deferred tax assets	96,822	106,135
Deferred tax liabilities:
Property, plant and equipment, differences due to depreciation and amortization	(94,868)	(104,992)
Other	(1,954)	(1,143)
Total gross deferred tax liabilities	(96,822)	(106,135)
Net deferred tax asset	$—	$—
As of December 31, 2013, the Company had significant deferred tax assets. The deferred tax assets include federal and state regular net operating losses, or NOLs, alternative minimum tax, or AMT, credit carryforwards, Indian Coal Tax Credit, or ICTC, carryforwards, charitable contribution carryforwards, and net deductible reversing temporary differences related to on-going differences between book and taxable income.
The Company believes it will be taxed under the AMT system for the foreseeable future due to the significant amount of statutory tax depletion in excess of book depletion expected to be generated by its mining operations. As a result, Westmoreland has determined that a valuation allowance is required for all of its regular federal net operating loss carryforwards and AMT credit carryforwards, since they are only available to offset future regular taxes. As of December 31, 2013, the Company has an estimated $7.2 million of AMT credit carryforwards, which have an indefinite carryover life, with no expiration.
As of December 31, 2013, the Company has an estimated $25.5 million in ICTC carryforwards that are available to offset the Company's regular tax and AMT liabilities. The Company has determined that a full valuation allowance is required for all its ICTC carryforward. The ICTC can generally be used to offset AMT liability. The Company does not believe it has sufficient positive evidence of significant magnitude to substantiate that its deferred tax asset for the ICTC carryforward is realizable at a more-likely-than-not level of assurance. As a result, the Company will continue to record a full valuation allowance on its ICTC carryforward; reversing valuation allowance only if utilized in a future year. ICTC credits are a general business credit with a 20-year carryforward period. The majority of the credits will expire in years 2020-2033.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The Company has determined that since its net deductible temporary differences will not reverse for the foreseeable future, and it is unable to forecast that it will have regular taxable income when they do reverse, a full valuation allowance is required for these deferred tax assets.
As of December 31, 2013, the Company has available Federal net operating loss carryforwards to reduce future regular taxable income, which expire as follows:

Expiration Date	Regular Tax
(In thousands)
2018	$28
2019	88,429
2020	32
2021	20
after 2022	176,413
Total	$264,922
As of December 31, 2013, the Company also has an estimated $701 million in state net operating loss carryforwards, expiring in years 2016 through 2033, to reduce future taxable income. The Company has recorded a full valuation allowance for all of its state net operating losses since it believes they will not be realized in the foreseeable future. A portion of our deferred tax assets include NOL benefits that if realized would result in an increase to other paid-in capital.
As of December 31, 2013, Westmoreland had no liability related to uncertain tax positions. The Company has elected under ASC 740-10-40 to recognize interest and penalties related to income tax matters in income tax expense.
The Company files tax returns in the U.S. federal jurisdiction and in various U.S. state jurisdictions, and is subject to examination by taxing authorities in all of these jurisdictions. From time to time, the Company's tax returns are reviewed or audited by various U.S. federal and state taxing authorities. The Company believes that adjustments, if any, resulting from these reviews or audits would not be material, individually or in the aggregate, to the Company's financial position, results of operations or liquidity. It is reasonably possible that the amount of unrecognized tax benefits related to certain of the Company's tax positions will increase or decrease in the next twelve months as audits or reviews are initiated and settled. At this time, an estimate of the range of a reasonably possible change cannot be made. With few exceptions, the Company is not subject to income tax examinations by U.S. federal or state jurisdictions for fiscal years prior to 2010.

15.	COMMITMENTS AND CONTINGENCIES
Supply Agreements
Westmoreland Partners, which owns ROVA, has two coal supply agreements with TECO Coal Corporation, or TECO, that includes minimum purchase requirements. At the current pricing, Westmoreland Partners is obligated to pay TECO $17.9 million for 2014 and $2.9 million for 2015.
Leases
The following shows the gross value and accumulated amortization of property, plant and equipment and mine development assets under capital leases related primarily to the leasing of mining equipment:

	2013	2012
	(In thousands)
Gross value	$24,982	$34,677
Accumulated amortization	11,983	15,887

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Future minimum capital and operating lease payments as of December 31, 2013, are as follows:

	Capital Leases	Operating Leases
	(In thousands)
2014	$5,949	$7,896
2015	2,419	5,156
2016	1,548	2,584
2017	495	1,256
2018	316	515
Thereafter	—	—
Total minimum lease payments	10,727	$17,407
Less imputed interest	(574)
Present value of minimum capital lease payments	$10,153
Rental expense under operating leases during the years ended December 31, 2013, 2012 and 2011 totaled $11.8 million, $9.5 million and $7.7 million, respectively.
The Company leases certain of its coal reserves from third parties and pays royalties based on either a per ton rate or as a percentage of revenues received. Royalties charged to expense under all such lease agreements amounted to $43.6 million, $40.1 million and $38.8 million in the years ended December 31, 2013, 2012 and 2011, respectively.
At December 31, 2013, the Company had fuel supply contracts outstanding with a minimum purchase requirement of 4.0 million gallons of diesel fuel per year. These contracts qualify for the normal purchase normal sale exception under hedge accounting.
Contingencies
The Company is a party to numerous claims and lawsuits with respect to various matters. The Company provides for costs related to contingencies when a loss is probable and the amount is reasonably estimable. After conferring with counsel, it is the opinion of management that the ultimate resolution of pending claims will not have a material adverse effect on the consolidated financial condition, results of operations, or liquidity of the Company.

16.	BUSINESS SEGMENT INFORMATION
Segment information is based on a management approach, which requires segmentation based upon the Company’s internal organization, reporting of revenue, and operating income.
The Company’s operations are classified into four reporting segments: coal, power, heritage and corporate. The coal reporting segment includes the aggregated operations of coal mines located in Wyoming, Montana, North Dakota and Texas. The power segment includes its ROVA operations located in North Carolina. The heritage segment costs primarily include benefits the Company provides to former mining operation employees as well as other administrative costs associated with providing those benefits and cost containment efforts. The corporate segment primarily consists of corporate administrative expenses.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Summarized financial information by segment is as follows:

	Coal	Power	Heritage	Corporate	Consolidated
	(In thousands)
December 31, 2013
Revenues	$587,119	$87,567	$—	$—	$674,686
Restructuring charges	—	5,078	—	—	5,078
Operating income (loss)	44,471	4,907	(14,498)	(9,518)	25,362
Depreciation, depletion, and amortization	56,698	10,179	—	354	67,231
Total assets	705,816	180,684	15,497	44,688	946,685
Capital expenditures	27,064	790	—	737	28,591
December 31, 2012
Revenues	$519,152	$81,285	$—	$—	$600,437
Operating income (loss)	48,235	8,244	(14,711)	(12,896)	28,872
Depreciation, depletion, and amortization	46,639	10,085	—	421	57,145
Total assets	703,315	189,599	15,508	27,693	936,115
Capital expenditures	18,804	2,070	—	158	21,032
December 31, 2011
Revenues	$414,928	$86,785	$—	$—	$501,713
Operating income (loss)	27,453	12,119	(19,675)	(9,271)	10,626
Depreciation, depletion, and amortization	35,112	10,176	—	306	45,594
Total assets	510,507	194,730	13,769	40,166	759,172
Capital expenditures	24,678	2,119	—	797	27,594
A reconciliation of segment income from operations to loss before income taxes follows:

	Years Ended
	2013	2012	2011
	(In thousands)
Income from operations	$25,362	$28,872	$10,626
Loss on extinguishment of debt	(64)	(1,986)	(17,030)
Interest expense	(39,937)	(42,677)	(29,769)
Interest income	1,366	1,496	1,444
Other income (loss)	364	723	(2,572)
Loss before income taxes	$(12,909)	$(13,572)	$(37,301)
The Company derives its revenues from a few key customers. The customers from which more than 10% of total revenue has been derived and the percentage of total revenue from those customers is summarized as follows:

	2013	2012	2011
	(In thousands)
Customer A – coal	$117,545	$126,982	$120,243
Customer B – coal (1)	112,061	96,718	—
Customer C – coal	89,266	81,981	81,353
Customer D – power	86,390	80,109	85,639
Customer E – coal	85,929	66,128	65,224
Customer F – coal (2)	25,958	26,525	52,835
Percentage of total revenue	77%	80%	81%
____________________

(1)	The revenue from Customer B did not exceed 10% in 2011.

(2)	The revenue from Customer F did not exceed 10% in 2013 or 2012.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

17.	QUARTERLY FINANCIAL DATA (UNAUDITED)
Summarized quarterly financial data is as follows:

	Three Months Ended
	March 31	June 30	September 30	December 31
	(In thousands; except per share data)
2013:
Revenues	$161,448	$162,499	$176,792	$173,947
Operating income (loss)	5,734	11,975	8,536	(883)
Net income (loss) applicable to common shareholders	(2,725)	(622)	2,421	(5,131)
Basic income (loss) per common share	$(0.19)	$(0.04)	$0.17	$(0.35)
2012:
Revenues	$147,236	$132,842	$161,332	$159,027
Operating income (loss)	9,086	(4,262)	15,451	8,597
Net income (loss) applicable to common shareholders	518	(12,423)	7,282	(3,963)
Basic income (loss) per common share	$0.04	$(0.89)	$0.52	$(0.28)
During the second quarter of 2012, the Company revised its preliminary allocation of the Kemmerer Mine purchase price for $2.2 million of deferred revenue. Adjustments to preliminary fair values are assumed to have been made as of the acquisition date. As a result, additional revenue of approximately $1.3 million was subsequently recorded in the first quarter of 2012, compared to what was originally reported in the Form 10-Q for the three months ended March 31, 2012. The information above for the three months ended March 31, 2012 reflects this additional revenue.

During the fourth quarter of 2013, as a result of a review of useful lives assigned to assets under capital leases and an evaluation of other operating income, the Company recorded $1.5 million of additional net expense related to prior years. In accordance with applicable U.S. GAAP, management quantitatively and qualitatively evaluated the impact and determined it to be immaterial to the Company's 2013 consolidated financial statements.

18.	SUPPLEMENTAL CONSOLIDATING FINANCIAL INFORMATION
Pursuant to the indenture governing the 10.75% Senior Notes, certain 100% owned subsidiaries of the Company have fully and unconditionally guaranteed the notes on a joint and several basis.
Guarantees of the Senior Notes will be released under certain circumstances, including:

(1)
in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor Subsidiary, by way of merger, consolidation or otherwise, a sale or other disposition of all of the Equity Interests of such Guarantor Subsidiary then held by the Issuers or any Restricted Subsidiary; provided, that the sale or other disposition does not violate the “Asset Sales” provisions of the Indenture;

(2)	if such Guarantor Subsidiary is designated as an Unrestricted Subsidiary in accordance with the provisions of the Indenture, upon effectiveness of such designation;

(3)	upon Legal Defeasance or Covenant Defeasance (as such terms are defined in the indenture) or upon satisfaction and discharge of the Indenture;

(4)	upon the liquidation or dissolution of such Guarantor Subsidiary, provided no event of default has occurred and is continuing; or

(5)
at such time as such Guarantor Subsidiary is no longer required to be a Guarantor Subsidiary of the Senior Notes as described in the Indenture, provided no event of default has occurred and is continuing.

The following tables present unaudited consolidating financial information for (i) the issuer of the notes (Westmoreland Coal Company), (ii) the co-issuer of the notes (Westmoreland Partners), (iii) the guarantors under the notes, and (iv) the entities that are not guarantors under the notes.
Certain amounts in prior periods have been reclassified to conform with the presentation of 2013. These reclassifications affected only the statements of cash flows. The following tables are historical and present WML and its

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

subsidiaries as non-guarantor subsidiaries. WML and its subsidiaries became additional guarantor subsidiaries effective on July 31, 2014. The effects of the changes to guarantors that took place on July 31, 2014 are presented below these tables with an explanatory paragraph.

CONSOLIDATING BALANCE SHEETS (1)
December 31, 2013
(In thousands)

Assets	Parent/ Issuer	Co-Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Current assets:
Cash and cash equivalents	$25,326	$3,341	$7,942	$24,501	$—	$61,110
Receivables:
Trade	—	12,934	17,389	35,873	—	66,196
Contractual third-party reclamation receivables	—	—	44	8,443	—	8,487
Intercompany receivable/payable	(3,568)	—	4,384	(33,681)	32,865	—
Other	95	210	2,974	1,831	(24)	5,086
	(3,473)	13,144	24,791	12,466	32,841	79,769
Inventories	—	6,161	16,077	17,735	(1)	39,972
Deferred income taxes	—	—	870	—	(870)	—
Restricted investments and bond collateral	—	5,998	—	—	—	5,998
Other current assets	6,115	143	6,883	5,049	—	18,190
Total current assets	27,968	28,787	56,563	59,751	31,970	205,039
Property, plant and equipment:
Land and mineral rights	—	1,395	104,631	172,163	(1)	278,188
Plant and equipment	3,939	220,872	229,998	202,886	1	657,696
	3,939	222,267	334,629	375,049	—	935,884
Less accumulated depreciation, depletion and amortization	2,705	71,653	132,189	239,302	(1)	445,848
Net property, plant and equipment	1,234	150,614	202,440	135,747	1	490,036
Advanced coal royalties	—	—	3,000	4,311	—	7,311
Reclamation deposits	—	—	—	74,921	—	74,921
Restricted investments and bond collateral	15,134	—	36,619	17,482	—	69,235
Contractual third-party reclamation receivables	—	—	293	88,010	—	88,303
Intangible assets	—	1,283	—	238	(1)	1,520
Investment in subsidiaries	266,847	—	—	3,770	(270,617)	—
Other assets	8,636	—	586	3,098	(2,000)	10,320
Total assets	$319,819	$180,684	$299,501	$387,328	$(240,647)	$946,685
____________________
(1)    This table is presented for historical information and presents WML and its subsidiaries as non-guarantor subsidiaries. WML and its subsidiaries became additional guarantor subsidiaries effective on July 31, 2014.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATING BALANCE SHEETS (1)
December 31, 2013
(In thousands)

Liabilities and Shareholders’ Deficit	Parent/ Issuer	Co-Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Current liabilities
Current installments of long-term debt	$20,392	$—	$2,790	$21,161	$—	$44,343
Accounts payable and accrued expenses:
Trade	4,122	10,119	12,522	30,743	1	57,507
Production taxes	—	3	17,429	24,472	1	41,905
Workers’ compensation	717	—	—	—	—	717
Postretirement medical benefits	12,042	—	329	1,583	1	13,955
SERP	390	—	—	—	—	390
Deferred revenue	—	9,024	3,969	1,075	—	14,068
Asset retirement obligations	—	—	3,104	20,250	(1)	23,353
Other current liabilities	11,302	5,053	317	142	(24)	16,790
Total current liabilities	48,965	24,199	40,460	99,426	(22)	213,028
Long-term debt, less current installments	224,582	—	2,664	70,248	(2,000)	295,494
Workers’ compensation, less current portion	6,744	—	—	—	—	6,744
Excess of black lung benefit obligation over trust assets	8,675	—	—	—	—	8,675
Postretirement medical benefits, less current portion	185,858	—	49,418	35,098	—	270,374
Pension and SERP obligations, less current portion	13,069	99	9,381	1,627	—	24,176
Deferred revenue, less current portion	—	41,297	—	5,271	(1)	46,567
Asset retirement obligations, less current portion	—	892	50,472	205,147	—	256,511
Intangible liabilities	—	5,606	—	—	—	5,606
Other liabilities	5,939	—	6,220	1,450	(6,220)	7,389
Intercompany receivable/payable	13,866	—	525	6,434	(20,825)	—
Total liabilities	507,698	72,093	159,140	424,701	(29,068)	1,134,564
Shareholders’ deficit
Preferred stock	160	—	—	—	—	160
Common stock	36,479	5	110	132	(247)	36,479
Other paid-in capital	134,861	52,835	94,370	64,401	(211,606)	134,861
Accumulated other comprehensive income (loss)	(63,595)	(164)	17,492	(14,153)	(3,175)	(63,595)
Accumulated earnings (deficit)	(295,784)	55,915	28,389	(87,753)	3,449	(295,784)
Total Westmoreland Coal Company shareholders’ deficit	(187,879)	108,591	140,361	(37,373)	(211,579)	(187,879)
Noncontrolling interest	—	—	—	—	—	—
Total equity (deficit)	(187,879)	108,591	140,361	(37,373)	(211,579)	(187,879)
Total liabilities and shareholders’ deficit	$319,819	$180,684	$299,501	$387,328	$(240,647)	$946,685
____________________
(1)    This table is presented for historical information and presents WML and its subsidiaries as non-guarantor subsidiaries. WML and its subsidiaries became additional guarantor subsidiaries effective on July 31, 2014.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATING BALANCE SHEETS (1)
December 31, 2012
(In thousands)

Assets	Parent/ Issuer	Co-Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Current assets:
Cash and cash equivalents	$14,836	$4,545	$5,362	$6,867	$—	$31,610
Receivables:
Trade	—	13,018	13,428	33,591	—	60,037
Contractual third-party reclamation receivables	—	—	56	10,151	—	10,207
Intercompany receivable/payable	(8,002)	—	5,667	(30,641)	32,976	—
Other	77	—	16,806	1,182	(14,845)	3,220
	(7,925)	13,018	35,957	14,283	18,131	73,464
Inventories	—	3,047	16,538	18,149	—	37,734
Other current assets	739	298	5,550	9,917	—	16,504
Total current assets	7,650	20,908	63,407	49,216	18,131	159,312
Property, plant and equipment:
Land and mineral rights	—	1,395	91,741	168,605	—	261,741
Plant and equipment	3,198	219,857	215,751	196,914	—	635,720
	3,198	221,252	307,492	365,519	—	897,461
Less accumulated depreciation, depletion and amortization	2,364	61,474	108,151	212,632	—	384,621
Net property, plant and equipment	834	159,778	199,341	152,887	—	512,840
Advanced coal royalties	—	—	500	3,816	—	4,316
Reclamation deposits	—	—	—	72,718	—	72,718
Restricted investments and bond collateral	15,183	5,990	39,208	26,828	—	87,209
Contractual third-party reclamation receivables	—	—	327	83,831	—	84,158
Intangible assets	—	2,923	—	280	—	3,203
Investment in subsidiaries	248,565	—	(792)	3,770	(251,543)	—
Other assets	10,267	—	635	3,457	(2,000)	12,359
Total assets	$282,499	$189,599	$302,626	$396,803	$(235,412)	$936,115
____________________
(1)    This table is presented for historical information and presents WML and its subsidiaries as non-guarantor subsidiaries. WML and its subsidiaries became additional guarantor subsidiaries effective on July 31, 2014.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATING BALANCE SHEETS (1)
December 31, 2012
(In thousands)

Liabilities and Shareholders’ Deficit	Parent/ Issuer	Co-Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Current liabilities
Current installments of long-term debt	$(1,548)	$—	$1,939	$23,400	$—	$23,791
Accounts payable and accrued expenses:
Trade	4,707	4,978	15,163	42,085	(14,840)	52,093
Production taxes	—	3	10,014	23,211	—	33,228
Workers’ compensation	820	—	—	—	—	820
Postretirement medical benefits	12,494	—	87	1,487	—	14,068
SERP	390	—	—	—	—	390
Deferred revenue	—	8,788	2,997	1,037	—	12,822
Asset retirement obligations	—	—	3,519	18,719	—	22,238
Other current liabilities	11,312	—	10	144	(4)	11,462
Total current liabilities	28,175	13,769	33,729	110,083	(14,844)	170,912
Long-term debt, less current installments	245,456	—	2,473	91,269	(2,000)	337,198
Workers’ compensation, less current portion	8,710	—	—	—	—	8,710
Excess of black lung benefit obligation over trust assets	8,356	—	—	—	—	8,356
Postretirement medical benefits, less current portion	224,336	—	55,981	39,458	—	319,775
Pension and SERP obligations, less current portion	29,265	289	19,346	5,350	—	54,250
Deferred revenue, less current portion	—	50,239	—	6,652	—	56,891
Asset retirement obligations, less current portion	—	829	40,063	200,717	—	241,609
Intangible liabilities	—	6,625	—	—	—	6,625
Other liabilities	701	—	15,677	1,642	—	18,020
Intercompany receivable/payable	23,731	—	(7,972)	35,787	(51,546)	—
Total liabilities	568,730	71,751	159,297	490,958	(68,390)	1,222,346
Shareholders’ deficit
Preferred stock	160	—	—	—	—	160
Common stock	35,502	5	110	132	(247)	35,502
Other paid-in capital	130,852	52,807	93,456	62,539	(208,802)	130,852
Accumulated other comprehensive loss	(148,345)	(372)	(4,987)	(24,492)	29,851	(148,345)
Accumulated earnings (deficit)	(289,727)	65,408	54,750	(132,334)	12,176	(289,727)
Total Westmoreland Coal Company shareholders’ deficit	(271,558)	117,848	143,329	(94,155)	(167,022)	(271,558)
Noncontrolling interest	(14,673)	—	—	—	—	(14,673)
Total equity (deficit)	(286,231)	117,848	143,329	(94,155)	(167,022)	(286,231)
Total liabilities and shareholders’ deficit	$282,499	$189,599	$302,626	$396,803	$(235,412)	$936,115
____________________
(1)    This table is presented for historical information and presents WML and its subsidiaries as non-guarantor subsidiaries. WML and its subsidiaries became additional guarantor subsidiaries effective on July 31, 2014.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATING STATEMENTS OF OPERATIONS (1)
Year Ended December 31, 2013
(In thousands)

	Parent/ Issuer	Co-Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Revenues	$—	$87,567	$214,481	$414,085	$(41,447)	$674,686
Costs and expenses:
Cost of sales	—	63,794	174,204	338,769	(41,447)	535,320
Depreciation, depletion and amortization	354	10,178	27,452	29,247	—	67,231
Selling and administrative	12,339	3,609	11,092	23,681	—	50,721
Heritage health benefit expenses	12,361	—	—	1,057	—	13,418
Loss (gain) on sales of assets	—	—	115	(189)	—	(74)
Restructuring charges	—	5,078	—	—	—	5,078
Other operating income	—	—	(22,367)	(3)	—	(22,370)
	25,054	82,659	190,496	392,562	(41,447)	649,324
Operating income (loss)	(25,054)	4,908	23,985	21,523	—	25,362
Other income (expense):
Interest expense	(30,417)	(39)	(295)	(9,221)	35	(39,937)
Loss on extinguishment of debt	(64)	—	—	—	—	(64)
Interest income	165	26	522	688	(35)	1,366
Other income	1	—	328	35	—	364
	(30,315)	(13)	555	(8,498)	—	(38,271)
Income (loss) before income taxes and income of consolidated subsidiaries	(55,369)	4,895	24,540	13,025	—	(12,909)
Equity in income of subsidiaries	42,347	—	—	—	(42,347)	—
Loss before income taxes	(13,022)	4,895	24,540	13,025	(42,347)	(12,909)
Income tax expense (benefit)	(4,895)	680	8,461	(47)	(8,981)	(4,782)
Net income (loss)	(8,127)	4,215	16,079	13,072	(33,366)	(8,127)
Less net loss attributable to noncontrolling interest	(3,430)	—	—	—	—	(3,430)
Net income (loss) attributable to the Parent company	$(4,697)	$4,215	$16,079	$13,072	$(33,366)	$(4,697)
____________________
(1)    This table is presented for historical information and presents WML and its subsidiaries as non-guarantor subsidiaries. WML and its subsidiaries became additional guarantor subsidiaries effective on July 31, 2014.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATING STATEMENTS OF OPERATIONS (1)
Year Ended December 31, 2012
(In thousands)

	Parent/ Issuer	Co-Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Revenues	$—	$81,285	$184,506	$366,105	$(31,459)	$600,437
Costs and expenses:
Cost of sales	—	59,299	134,683	303,998	(31,459)	466,521
Depreciation, depletion and amortization	421	10,085	19,571	27,068	—	57,145
Selling and administrative	13,748	3,657	9,993	24,037	(1,527)	49,908
Heritage health benefit expenses	12,406	—	—	982	—	13,388
Loss on sales of assets	13	—	251	264	—	528
Other operating income	—	—	(17,452)	—	1,527	(15,925)
	26,588	73,041	147,046	356,349	(31,459)	571,565
Operating income (loss)	(26,588)	8,244	37,460	9,756	—	28,872
Other income (expense):
Interest expense	(31,301)	(39)	(378)	(11,039)	80	(42,677)
Loss on extinguishment of debt	(1,986)	—	—	—	—	(1,986)
Interest income	253	15	294	1,014	(80)	1,496
Other income	190	—	395	138	—	723
	(32,844)	(24)	311	(9,887)	—	(42,444)
Income (loss) before income taxes and income of consolidated subsidiaries	(59,432)	8,220	37,771	(131)	—	(13,572)
Equity in income of subsidiaries	45,762	—	—	—	(45,762)	—
Income (loss) before income taxes	(13,670)	8,220	37,771	(131)	(45,762)	(13,572)
Income tax expense (benefit)	(8)	107	—	4,410	(4,419)	90
Net income (loss)	(13,662)	8,113	37,771	(4,541)	(41,343)	(13,662)
Less net loss attributable to noncontrolling interest	(6,436)	—	—	—	—	(6,436)
Net income (loss) attributable to the Parent company	$(7,226)	$8,113	$37,771	$(4,541)	$(41,343)	$(7,226)
____________________
(1)    This table is presented for historical information and presents WML and its subsidiaries as non-guarantor subsidiaries. WML and its subsidiaries became additional guarantor subsidiaries effective on July 31, 2014.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATING STATEMENTS OF OPERATIONS (1)
Year Ended December 31, 2011
(In thousands)

	Parent/ Issuer	Co-Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Revenues	$—	$86,785	$58,544	$411,908	$(55,524)	$501,713
Costs and expenses:
Cost of sales	—	60,243	49,439	338,629	(55,524)	392,787
Depreciation, depletion and amortization	306	10,175	7,936	27,177	—	45,594
Selling and administrative	10,616	4,059	4,566	21,508	(473)	40,276
Heritage health benefit expenses	17,754	—	—	821	—	18,575
Gain (loss) on sales of assets	3	189	59	389	—	640
Other operating income	—	—	(7,258)	—	473	(6,785)
	28,679	74,666	54,742	388,524	(55,524)	491,087
Operating income (loss)	(28,679)	12,119	3,802	23,384	—	10,626
Other income (expense):
Interest expense	(16,365)	(469)	(657)	(12,370)	92	(29,769)
Loss on extinguishment of debt	(7,873)	(9,073)	(84)	—	—	(17,030)
Interest income	266	14	206	1,050	(92)	1,444
Other income (loss)	(3,014)	—	170	272	—	(2,572)
	(26,986)	(9,528)	(365)	(11,048)	—	(47,927)
Loss before income taxes and income of consolidated subsidiaries	(55,665)	2,591	3,437	12,336	—	(37,301)
Equity in income of subsidiaries	18,508	—	—	—	(18,508)	—
Loss before income taxes	(37,157)	2,591	3,437	12,336	(18,508)	(37,301)
Income tax expense (benefit)	(282)	(2,498)	(26)	7,263	(4,883)	(426)
Net income (loss)	(36,875)	5,089	3,463	5,073	(13,625)	(36,875)
Less net loss attributable to noncontrolling interest	(3,775)	—	—	—	—	(3,775)
Net loss attributable to the Parent company	$(33,100)	$5,089	$3,463	$5,073	$(13,625)	$(33,100)
____________________
(1)    This table is presented for historical information and presents WML and its subsidiaries as non-guarantor subsidiaries. WML and its subsidiaries became additional guarantor subsidiaries effective on July 31, 2014.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (1)
Year Ended December 31, 2013
(In thousands)

	Parent/Issuer	Co-Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total

Net income (loss)	$(8,127)	$4,215	$16,079	$13,072	$(33,366)	$(8,127)
Other comprehensive income (loss)
Amortization of accumulated actuarial gains or losses, pension	3,490	28	—	863	(891)	3,490
Adjustments to accumulated actuarial losses and transition obligations, pension	28,974	180	10,554	3,252	(13,986)	28,974
Amortization of accumulated actuarial gains or losses, transition obligations, and prior service costs, postretirement medical benefit	4,005	—	—	852	(852)	4,005
Adjustments to accumulated actuarial gains and transition obligations, postretirement medical benefits	53,230	—	11,941	5,411	(17,352)	53,230
Tax effect of other comprehensive income gains	(4,892)	—	—	—	—	(4,892)
Unrealized and realized gains and losses on available-for-sale securities	(57)	—	(17)	(38)	55	(57)
Other comprehensive income	84,750	208	22,478	10,340	(33,026)	84,750
Comprehensive income attributable to Westmoreland Coal Company	$76,623	$4,423	$38,557	$23,412	$(66,392)	$76,623
____________________
(1)    This table is presented for historical information and presents WML and its subsidiaries as non-guarantor subsidiaries. WML and its subsidiaries became additional guarantor subsidiaries effective on July 31, 2014.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (1)
Year Ended December 31, 2012
(In thousands)

	Parent/Issuer	Co-Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total

Net income (loss)	$(13,662)	$8,113	$37,771	$(4,541)	$(41,343)	$(13,662)
Other comprehensive income (loss)
Amortization of accumulated actuarial gains or losses, pension	2,960	23	—	766	(789)	2,960
Adjustments to accumulated actuarial losses and transition obligations, pension	(9,812)	(52)	(3,034)	(2,132)	5,218	(9,812)
Amortization of accumulated actuarial gains or losses, transition obligations, and prior service costs, postretirement medical benefit	2,572	—	—	973	(973)	2,572
Adjustments to accumulated actuarial gains and transition obligations, postretirement medical benefits	(22,342)	—	(1,969)	(865)	2,834	(22,342)
Unrealized and realized gains and losses on available-for-sale securities	(268)	—	1	(65)	64	(268)
Other comprehensive income	(26,890)	(29)	(5,002)	(1,323)	6,354	(26,890)
Comprehensive income (loss) attributable to Westmoreland Coal Company	$(40,552)	$8,084	$32,769	$(5,864)	$(34,989)	$(40,552)
____________________
(1)    This table is presented for historical information and presents WML and its subsidiaries as non-guarantor subsidiaries. WML and its subsidiaries became additional guarantor subsidiaries effective on July 31, 2014.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (1)
Year Ended December 31, 2011
(In thousands)

	Parent/Issuer	Co-Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total

Net income (loss)	$(36,875)	$5,089	$3,463	$5,073	$(13,625)	$(36,875)
Other comprehensive income (loss)
Amortization of accumulated actuarial gains or losses, pension	1,647	9	—	702	(711)	1,647
Adjustments to accumulated actuarial losses and transition obligations, pension	(15,798)	(150)	—	(444)	594	(15,798)
Amortization of accumulated actuarial gains or losses, transition obligations, and prior service costs, postretirement medical benefit	(288)	—	—	295	(295)	(288)
Adjustments to accumulated actuarial gains and transition obligations, postretirement medical benefits	(49,136)	—	—	(9,269)	9,269	(49,136)
Unrealized and realized gains and losses on available-for-sale securities	(200)	—	(103)	(100)	203	(200)
Other comprehensive income	(63,775)	(141)	(103)	(8,816)	9,060	(63,775)
Comprehensive income (loss) attributable to Westmoreland Coal Company	$(100,650)	$4,948	$3,360	$(3,743)	$(4,565)	$(100,650)
____________________
(1)    This table is presented for historical information and presents WML and its subsidiaries as non-guarantor subsidiaries. WML and its subsidiaries became additional guarantor subsidiaries effective on July 31, 2014.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATING STATEMENTS OF CASH FLOWS (1)
Year Ended December 31, 2013
(In thousands)

Statements of Cash Flows	Parent/ Issuer	Co-Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Cash flows from operating activities:
Net income (loss)	$(8,127)	$4,215	$16,079	$13,072	$(33,366)	$(8,127)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity in income of subsidiaries	(42,347)	—	—	—	42,347	—
Depreciation, depletion, and amortization	354	10,178	27,452	29,247	—	67,231
Accretion of asset retirement obligation and receivable	—	63	4,192	8,426	—	12,681
Non-cash tax benefits	(4,892)	—	—	—	—	(4,892)
Amortization of intangible assets and liabilities, net	—	622	—	43	—	665
Share-based compensation	2,437	37	914	1,934	—	5,322
Loss on sale of assets	—	—	115	(189)	—	(74)
Amortization of deferred financing costs	3,165	—	49	517	—	3,731
Other	—	—	(1,001)	—	—	(1,001)
Loss on extinguishment of debt	64	—	—	—	—	64
Gain on sales of investments	—	—	19	(22)	—	(3)
Changes in operating assets and liabilities:
Receivables, net	(18)	(126)	9,871	(4,069)	(13,294)	(7,636)
Inventories	—	(3,114)	187	415	—	(2,512)
Excess of black lung benefit obligation over trust assets	319	—	—	—	—	319
Accounts payable and accrued expenses	(613)	5,141	4,082	(9,852)	14,821	13,579
Deferred revenue	—	(8,706)	972	(1,344)	—	(9,078)
Income tax payable	—	—	(1,679)	1,678	—	(1)
Accrual for workers’ compensation	(2,069)	—	—	—	—	(2,069)
Asset retirement obligations	—	—	(1,971)	(7,439)	—	(9,410)
Accrual for postretirement medical benefits	101	—	5,620	2,000	—	7,721
Pension and SERP obligations	1,391	18	589	390	—	2,388
Other assets and liabilities	(144)	4,983	8,206	4,124	(5,350)	11,819
Distributions received from subsidiaries	78,000	—	—	—	(78,000)	—
Net cash provided by (used in) operating activities	27,621	13,311	73,696	38,931	(72,842)	80,717
Cash flows from investing activities:
Additions to property, plant and equipment	(737)	(790)	(17,156)	(9,908)	—	(28,591)
Change in restricted investments and bond collateral and reclamation deposits	49	(8)	1,766	(373)	—	1,434
Net proceeds from sales of assets	—	—	534	368	—	902

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Proceeds from the sale of restricted investments	—	—	788	7,499	—	8,287
Receivable from customer for property and equipment purchases	—	—	—	(389)	—	(389)
Other	—	—	(2,500)	(1,040)	—	(3,540)
Net cash provided by (used in) investing activities	(688)	(798)	(16,568)	(3,843)	—	(21,897)
Cash flows from financing activities:
Change in book overdrafts	—	—	310	—	—	310
Repayments of long-term debt	(500)	—	(2,322)	(25,266)	—	(28,088)
Borrowings on revolving lines of credit	—	—	—	7,000	—	7,000
Repayments on revolving lines of credit	—	—	—	(7,000)	—	(7,000)
Debt issuance costs and other refinancing costs	(26)	—	—	(156)	—	(182)
Dividends/distributions	(1,360)	(14,500)	(44,500)	(19,000)	78,000	(1,360)
Transactions with Parent/affiliates	(14,557)	783	(8,036)	26,968	(5,158)	—
Net cash provided by (used in) financing activities	(16,443)	(13,717)	(54,548)	(17,454)	72,842	(29,320)
Net increase (decrease) in cash and cash equivalents	10,490	(1,204)	2,580	17,634	—	29,500
Cash and cash equivalents, beginning of year	14,836	4,545	5,362	6,867	—	31,610
Cash and cash equivalents, end of year	$25,326	$3,341	$7,942	$24,501	$—	$61,110
____________________
(1)    This table is presented for historical information and presents WML and its subsidiaries as non-guarantor subsidiaries. WML and its subsidiaries became additional guarantor subsidiaries effective on July 31, 2014.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATING STATEMENTS OF CASH FLOWS (1)
Year Ended December 31, 2012
(In thousands)

Statements of Cash Flows	Parent/ Issuer	Co-Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Cash flows from operating activities:
Net income (loss)	$(13,662)	$8,113	$37,771	$(4,541)	$(41,343)	$(13,662)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity in income of subsidiaries	(45,762)	—	—	—	45,762	—
Depreciation, depletion, and amortization	421	10,085	19,571	27,068	—	57,145
Accretion of asset retirement obligation and receivable	—	59	4,038	8,092	—	12,189
Amortization of intangible assets and liabilities, net	—	622	—	36	—	658
Share-based compensation	2,716	44	559	2,721	—	6,040
Loss (gain) on sale of assets	13	—	251	264	—	528
Amortization of deferred financing costs	2,889	—	847	622	—	4,358
Loss on extinguishment of debt	1,986	—	—	—	—	1,986
Gain on sales of investments	(190)	—	—	25	—	(165)
Changes in operating assets and liabilities:
Receivables, net	147	(151)	(20,910)	102	7,957	(12,855)
Inventories	—	709	(2,389)	(484)	—	(2,164)
Excess of black lung benefit obligation over trust assets	1,791	—	—	—	—	1,791
Accounts payable and accrued expenses	4,981	(3,209)	18,396	5,453	(8,222)	17,399
Deferred revenue	—	(8,312)	772	(658)	—	(8,198)
Accrual for workers’ compensation	(2,096)	—	—	—	—	(2,096)
Asset retirement obligations	—	—	(1,198)	(5,745)	—	(6,943)
Accrual for postretirement medical benefits	(524)	—	4,858	1,857	—	6,191
Pension and SERP obligations	1,286	15	709	792	—	2,802
Other assets and liabilities	(243)	(536)	1,047	(10,128)	2,000	(7,860)
Distributions received from subsidiaries	31,971	—	—	—	(31,971)	—
Net cash provided by (used in) operating activities	(14,276)	7,439	64,322	25,476	(25,817)	57,144
Cash flows from investing activities:
Additions to property, plant and equipment	(159)	(2,067)	(8,385)	(10,421)	—	(21,032)
Change in restricted investments and bond collateral and reclamation deposits	(3,248)	(7)	(27,504)	(3,133)	—	(33,892)
Cash payments related to acquisitions and other	4,000	—	(76,522)	—	—	(72,522)
Net proceeds from sales of assets	—	—	240	240	—	480
Proceeds from the sale of restricted investments	1,581	—	1,889	636	—	4,106
Receivable from customer for property and equipment purchases	—	—	—	(674)	—	(674)

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Net cash provided by (used in) investing activities	2,174	(2,074)	(110,282)	(13,352)	—	(123,534)
Cash flows from financing activities:
Change in book overdrafts	—	(259)	6	—	—	(253)
Borrowings from long-term debt	119,364	—	—	—	—	119,364
Repayments of long-term debt	(23,000)	—	(2,494)	(19,352)	—	(44,846)
Borrowings on revolving lines of credit	—	—	—	16,500	—	16,500
Repayments on revolving lines of credit	—	—	—	(16,500)	—	(16,500)
Debt issuance costs and other refinancing costs	(5,666)	—	—	(22)	—	(5,688)
Dividends/distributions	(1,360)	(1,050)	(19,173)	(11,748)	31,971	(1,360)
Transactions with Parent/affiliates	(88,541)	483	72,840	21,372	(6,154)	—
Net cash provided by (used in) financing activities	797	(826)	51,179	(9,750)	25,817	67,217
Net increase (decrease) in cash and cash equivalents	(11,305)	4,539	5,219	2,374	—	827
Cash and cash equivalents, beginning of year	26,141	6	143	4,493	—	30,783
Cash and cash equivalents, end of year	$14,836	$4,545	$5,362	$6,867	$—	$31,610
____________________
(1)    This table is presented for historical information and presents WML and its subsidiaries as non-guarantor subsidiaries. WML and its subsidiaries became additional guarantor subsidiaries effective on July 31, 2014.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATING STATEMENTS OF CASH FLOWS (1)
Year Ended December 31, 2011
(In thousands)

Statements of Cash Flows	Parent/ Issuer	Co-Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Cash flows from operating activities:
Net loss	$(36,875)	$5,089	$3,463	$5,073	$(13,625)	$(36,875)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in income of subsidiaries	(18,508)	—	—	—	18,508	—
Depreciation, depletion, and amortization	306	10,175	7,936	27,177	—	45,594
Accretion of asset retirement obligation and receivable	—	55	3,034	7,789	—	10,878
Amortization of intangible assets and liabilities, net	—	621	—	36	—	657
Share-based compensation	1,671	32	249	2,769	—	4,721
Loss (gain) on sale of assets	3	189	59	389	—	640
Amortization of deferred financing costs	1,485	(21)	383	668	—	2,515
Loss on extinguishment of debt	7,873	9,073	84	—	—	17,030
Gain on sales of investments	—	—	(75)	(75)	—	(150)
Loss on derivative instruments	3,079	—	—	—	—	3,079
Changes in operating assets and liabilities:
Receivables, net	(158)	1,479	(4,343)	2,263	6,250	5,491
Inventories	—	(1,820)	134	(439)	—	(2,125)
Excess of black lung benefit obligation over trust assets	4,319	—	—	—	—	4,319
Accounts payable and accrued expenses	5,849	(1,063)	378	3,103	(4,139)	4,128
Deferred revenue	—	(8,774)	(349)	(795)	—	(9,918)
Accrual for workers’ compensation	1,248	—	—	—	—	1,248
Asset retirement obligations	—	—	(875)	(5,635)	—	(6,510)
Accrual for postretirement medical benefits	(2,878)	—	—	1,235	—	(1,643)
Pension and SERP obligations	(4,320)	(50)	—	3,092	—	(1,278)
Other assets and liabilities	444	(529)	3,839	(392)	(428)	2,934
Distributions received from subsidiaries	23,400	—	—	—	(23,400)	—
Net cash provided by (used in) operating activities	(13,062)	14,456	13,917	46,258	(16,834)	44,735
Cash flows from investing activities:
Additions to property, plant and equipment	(797)	(2,119)	(2,569)	(22,109)	—	(27,594)
Change in restricted investments and bond collateral and reclamation deposits	(1,714)	2,581	(3,738)	(3,115)	—	(5,986)
Cash payments related to acquisitions and other	(4,000)	—	—	—	—	(4,000)
Net proceeds from sales of assets	—	—	250	437	—	687
Proceeds from the sale of investments	—	—	1,075	2,275	—	3,350

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Receivable from customer for property and equipment purchases	—	—	—	(96)	—	(96)
Net cash provided by (used in) investing activities	(6,511)	462	(4,982)	(22,608)	—	(33,639)
Cash flows from financing activities:
Change in book overdrafts	(146)	259	(694)	(143)	—	(724)
Borrowings from long-term debt	142,500	—	—	—	—	142,500
Repayments of long-term debt	(2,532)	(46,220)	(11,982)	(12,832)	—	(73,566)
Borrowings on revolving lines of credit	—	1,500	12,200	73,500	—	87,200
Repayments on revolving lines of credit	—	(1,500)	(29,100)	(75,000)	—	(105,600)
Debt issuance costs	(6,042)	(9,077)	100	—	—	(15,019)
Exercise of stock options	422	—	—	—	—	422
Dividends/distributions	(21,301)	(10,700)	—	(12,700)	23,400	(21,301)
Transactions with Parent/affiliates	(67,458)	49,946	20,684	3,394	(6,566)	—
Net cash provided by (used in) financing activities	45,443	(15,792)	(8,792)	(23,781)	16,834	13,912
Net increase (decrease) in cash and cash equivalents	25,870	(874)	143	(131)	—	25,008
Cash and cash equivalents, beginning of year	271	880	—	4,624	—	5,775
Cash and cash equivalents, end of year	$26,141	$6	$143	$4,493	$—	$30,783
____________________
(1)    This table is presented for historical information and presents WML and its subsidiaries as non-guarantor subsidiaries. WML and its subsidiaries became additional guarantor subsidiaries effective on July 31, 2014.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

On July 31, 2014, WML and WML’s four subsidiaries entered into the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) to the existing indenture dated as of February 4, 2011, as amended and supplemented (the “Indenture”) among the Company and Westmoreland Partners, as co-issuers (together, the “Co-Issuers”), the guarantors named therein (the “Existing Guarantors”), Wells Fargo Bank, National Association, as trustee, and Wells Fargo Bank, National Association, as note collateral agent, which governs the 10.75% Senior Notes. Pursuant to the Fifth Supplemental Indenture, WML and its subsidiaries (the “New Guarantors”) each became restricted subsidiaries that are subject to the terms and conditions of the Indenture and agreed to guarantee the 10.75% Senior Notes on the same terms and conditions as the other Existing Guarantors. In connection with their entering into the Fifth Supplemental Indenture, the New Guarantors also entered into a Pledge and Security Agreement Supplement by which they secured their obligations under their guarantees and the obligations of the Company and the Co-Issuers under the Indenture.
The following tables present revised unaudited consolidating financial information to reflect WML and its subsidiaries as additional subsidiary guarantors of the 10.75% Senior Notes resulting from the Fifth Supplemental Indenture.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATING BALANCE SHEETS
December 31, 2013
(In thousands)

Assets	Parent/ Issuer	Co-Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Current assets:
Cash and cash equivalents	$25,326	$3,341	$27,451	$4,992	$—	$61,110
Receivables:
Trade	—	12,934	46,985	6,277	—	66,196
Contractual third-party reclamation receivables	—	—	8,487	—	—	8,487
Intercompany receivable/payable	(16,273)	—	2,761	(19,353)	32,865	—
Other	1,616	210	3,256	28	(24)	5,086
	(14,657)	13,144	61,489	(13,048)	32,841	79,769
Inventories	—	6,161	33,811	—	—	39,972
Deferred income taxes	—	—	870	—	(870)	—
Restricted investments and bond collateral	—	5,998	—	—	—	5,998
Other current assets	6,144	143	11,069	834	—	18,190
Total current assets	16,813	28,787	134,690	(7,222)	31,971	205,039
Property, plant and equipment:
Land and mineral rights	—	1,395	276,793	—	—	278,188
Plant and equipment	3,973	220,872	432,851	—	—	657,696
	3,973	222,267	709,644	—	—	935,884
Less accumulated depreciation, depletion and amortization	2,707	71,653	371,488	—	—	445,848
Net property, plant and equipment	1,266	150,614	338,156	—	—	490,036
Advanced coal royalties	—	—	7,311	—	—	7,311
Reclamation deposits	—	—	74,921	—	—	74,921
Restricted investments and bond collateral	15,134	—	54,101	—	—	69,235
Contractual third-party reclamation receivables	—	—	88,303	—	—	88,303
Intangible assets	—	1,283	237	—	—	1,520
Investment in subsidiaries	280,843	—	—	3,770	(284,613)	—
Other assets	8,636	—	1,683	2,000	(1,999)	10,320
Total assets	$322,692	$180,684	$699,402	$(1,452)	$(254,641)	$946,685

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATING BALANCE SHEETS
December 31, 2013
(In thousands)

Liabilities and Shareholders’ Deficit	Parent/ Issuer	Co-Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Current liabilities
Current installments of long-term debt	$20,392	$—	$23,951	$—	$—	$44,343
Accounts payable and accrued expenses:
Trade	6,840	10,119	38,061	2,487	—	57,507
Production taxes	—	3	36,522	5,380	—	41,905
Workers’ compensation	717	—	—	—	—	717
Postretirement medical benefits	12,042	—	774	1,139	—	13,955
SERP	390	—	—	—	—	390
Deferred revenue	—	9,024	5,044	—	—	14,068
Asset retirement obligations	—	—	23,353	—	—	23,353
Other current liabilities	11,302	5,053	457	—	(22)	16,790
Total current liabilities	51,683	24,199	128,162	9,006	(22)	213,028
Long-term debt, less current installments	224,582	—	72,912	—	(2,000)	295,494
Workers’ compensation, less current portion	6,744	—	—	—	—	6,744
Excess of black lung benefit obligation over trust assets	8,675	—	—	—	—	8,675
Postretirement medical benefits, less current portion	185,858	—	66,439	18,077	—	270,374
Pension and SERP obligations, less current portion	13,069	99	10,765	243	—	24,176
Deferred revenue, less current portion	—	41,297	5,270	—	—	46,567
Asset retirement obligations, less current portion	—	892	255,619	—	—	256,511
Intangible liabilities	—	5,606	—	—	—	5,606
Other liabilities	5,939	—	6,687	983	(6,220)	7,389
Intercompany receivable/payable	14,021	—	(7,851)	14,654	(20,824)	—
Total liabilities	510,571	72,093	538,003	42,963	(29,066)	1,134,564
Shareholders’ deficit
Preferred stock	160	—	—	—	—	160
Common stock	36,479	5	110	132	(247)	36,479
Other paid-in capital	134,861	52,835	157,984	(124)	(210,695)	134,861
Accumulated other comprehensive income (loss)	(63,595)	(164)	6,425	(3,086)	(3,175)	(63,595)
Accumulated earnings (deficit)	(295,784)	55,915	(3,120)	(41,337)	(11,458)	(295,784)
Total Westmoreland Coal Company shareholders’ deficit	(187,879)	108,591	161,399	(44,415)	(225,575)	(187,879)
Noncontrolling interest	—	—	—	—	—	—
Total equity (deficit)	(187,879)	108,591	161,399	(44,415)	(225,575)	(187,879)
Total liabilities and shareholders’ deficit	$322,692	$180,684	$699,402	$(1,452)	$(254,641)	$946,685

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATING BALANCE SHEETS
December 31, 2012
(In thousands)

Assets	Parent/ Issuer	Co-Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Current assets:
Cash and cash equivalents	$14,836	$4,545	$10,236	$1,993	$—	$31,610
Receivables:
Trade	—	13,018	43,420	3,599	—	60,037
Contractual third-party reclamation receivables	—	—	10,207	—	—	10,207
Intercompany receivable/payable	(17,309)	—	2,595	(18,262)	32,976	—
Other	680	—	17,377	8	(14,845)	3,220
	(16,629)	13,018	73,599	(14,655)	18,131	73,464
Inventories	—	3,047	34,687	—	—	37,734
Other current assets	743	298	15,463	—	—	16,504
Total current assets	(1,050)	20,908	133,985	(12,662)	18,131	159,312
Property, plant and equipment:
Land and mineral rights	—	1,395	260,346	—	—	261,741
Plant and equipment	3,198	219,857	412,665	—	—	635,720
	3,198	221,252	673,011	—	—	897,461
Less accumulated depreciation, depletion and amortization	2,364	61,474	320,783	—	—	384,621
Net property, plant and equipment	834	159,778	352,228	—	—	512,840
Advanced coal royalties	—	—	4,316	—	—	4,316
Reclamation deposits	—	—	72,718	—	—	72,718
Restricted investments and bond collateral	15,183	5,990	66,036	—	—	87,209
Contractual third-party reclamation receivables	—	—	84,158	—	—	84,158
Intangible assets	—	2,923	280	—	—	3,203
Investment in subsidiaries	257,773	—	(792)	3,770	(260,751)	—
Other assets	10,267	—	2,092	2,000	(2,000)	12,359
Total assets	$283,007	$189,599	$715,021	$(6,892)	$(244,620)	$936,115

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATING BALANCE SHEETS
December 31, 2012
(In thousands)

Liabilities and Shareholders’ Deficit	Parent/ Issuer	Co-Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Current liabilities
Current installments of long-term debt	$(1,548)	$—	$25,339	$—	$—	$23,791
Accounts payable and accrued expenses:
Trade	5,060	4,978	40,715	16,181	(14,841)	52,093
Production taxes	—	3	28,856	4,369	—	33,228
Workers’ compensation	820	—	—	—	—	820
Postretirement medical benefits	12,494	—	449	1,125	—	14,068
SERP	390	—	—	—	—	390
Deferred revenue	—	8,788	4,034	—	—	12,822
Asset retirement obligations	—	—	22,238	—	—	22,238
Other current liabilities	11,311	—	155	—	(4)	11,462
Total current liabilities	28,527	13,769	121,786	21,675	(14,845)	170,912
Long-term debt, less current installments	245,456	—	93,742	—	(2,000)	337,198
Workers’ compensation, less current portion	8,710	—	—	—	—	8,710
Excess of black lung benefit obligation over trust assets	8,356	—	—	—	—	8,356
Postretirement medical benefits, less current portion	224,336	—	74,589	20,850	—	319,775
Pension and SERP obligations, less current portion	29,265	289	23,955	741	—	54,250
Deferred revenue, less current portion	—	50,239	6,652	—	—	56,891
Asset retirement obligations, less current portion	—	829	240,780	—	—	241,609
Intangible liabilities	—	6,625	—	—	—	6,625
Other liabilities	701	—	16,145	1,174	—	18,020
Intercompany receivable/payable	23,887	—	13,004	14,654	(51,545)	—
Total liabilities	569,238	71,751	590,653	59,094	(68,390)	1,222,346
Shareholders’ deficit
Preferred stock	160	—	—	—	—	160
Common stock	35,502	5	110	132	(247)	35,502
Other paid-in capital	130,852	52,806	155,585	(124)	(208,267)	130,852
Accumulated other comprehensive loss	(148,345)	(372)	(22,777)	(6,702)	29,851	(148,345)
Accumulated earnings (deficit)	(289,727)	65,409	(8,550)	(59,292)	2,433	(289,727)
Total Westmoreland Coal Company shareholders’ deficit	(271,558)	117,848	124,368	(65,986)	(176,230)	(271,558)
Noncontrolling interest	(14,673)	—	—	—	—	(14,673)
Total equity (deficit)	(286,231)	117,848	124,368	(65,986)	(176,230)	(286,231)
Total liabilities and shareholders’ deficit	$283,007	$189,599	$715,021	$(6,892)	$(244,620)	$936,115

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATING STATEMENTS OF OPERATIONS
Year Ended December 31, 2013
(In thousands)

	Parent/ Issuer	Co-Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Revenues	$—	$87,567	$571,021	$57,545	$(41,447)	$674,686
Costs and expenses:
Cost of sales	(1,525)	63,794	453,508	60,990	(41,447)	535,320
Depreciation, depletion and amortization	357	10,178	56,696	—	—	67,231
Selling and administrative	19,027	3,609	30,596	(2,511)	—	50,721
Heritage health benefit expenses	12,361	—	—	1,057	—	13,418
Loss (gain) on sales of assets	—	—	(74)	—	—	(74)
Restructuring charges	—	5,078	—	—	—	5,078
Other operating income	—	—	(22,370)	—	—	(22,370)
	30,220	82,659	518,356	59,536	(41,447)	649,324
Operating income (loss)	(30,220)	4,908	52,665	(1,991)	—	25,362
Other income (expense):
Interest expense	(30,417)	(39)	(9,495)	(21)	35	(39,937)
Loss on extinguishment of debt	(64)	—	—	—	—	(64)
Interest income	165	26	1,190	20	(35)	1,366
Other income	—	—	364	—	—	364
	(30,316)	(13)	(7,941)	(1)	—	(38,271)
Income (loss) before income taxes and income of consolidated subsidiaries	(60,536)	4,895	44,724	(1,992)	—	(12,909)
Equity in income of subsidiaries	47,514	—	—	—	(47,514)	—
Loss before income taxes	(13,022)	4,895	44,724	(1,992)	(47,514)	(12,909)
Income tax expense (benefit)	(4,895)	680	8,414	—	(8,981)	(4,782)
Net income (loss)	(8,127)	4,215	36,310	(1,992)	(38,533)	(8,127)
Less net loss attributable to noncontrolling interest	(3,430)	—	—	—	—	(3,430)
Net income (loss) attributable to the Parent company	$(4,697)	$4,215	$36,310	$(1,992)	$(38,533)	$(4,697)

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATING STATEMENTS OF OPERATIONS
Year Ended December 31, 2012
(In thousands)

	Parent/ Issuer	Co-Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Revenues	$—	$81,285	$511,570	$39,041	$(31,459)	$600,437
Costs and expenses:
Cost of sales	(587)	59,299	393,793	45,475	(31,459)	466,521
Depreciation, depletion and amortization	421	10,085	46,639	—	—	57,145
Selling and administrative	18,407	3,657	29,334	37	(1,527)	49,908
Heritage health benefit expenses	12,406	—	(1)	983	—	13,388
Loss on sales of assets	13	—	515	—	—	528
Other operating income	—	—	(17,452)	—	1,527	(15,925)
	30,660	73,041	452,828	46,495	(31,459)	571,565
Operating income (loss)	(30,660)	8,244	58,742	(7,454)	—	28,872
Other income (expense):
Interest expense	(31,301)	(39)	(11,349)	(68)	80	(42,677)
Loss on extinguishment of debt	(1,986)	—	—	—	—	(1,986)
Interest income	253	15	1,289	19	(80)	1,496
Other income	190	—	533	—	—	723
	(32,844)	(24)	(9,527)	(49)	—	(42,444)
Income (loss) before income taxes and income of consolidated subsidiaries	(63,504)	8,220	49,215	(7,503)	—	(13,572)
Equity in income of subsidiaries	49,834	—	—	—	(49,834)	—
Income (loss) before income taxes	(13,670)	8,220	49,215	(7,503)	(49,834)	(13,572)
Income tax expense (benefit)	(8)	107	4,410	—	(4,419)	90
Net income (loss)	(13,662)	8,113	44,805	(7,503)	(45,415)	(13,662)
Less net loss attributable to noncontrolling interest	(6,436)	—	—	—	—	(6,436)
Net income (loss) attributable to the Parent company	$(7,226)	$8,113	$44,805	$(7,503)	$(45,415)	$(7,226)

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATING STATEMENTS OF OPERATIONS
Year Ended December 31, 2011
(In thousands)

	Parent/ Issuer	Co-Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Revenues	$—	$86,785	$390,621	$79,831	$(55,524)	$501,713
Costs and expenses:
Cost of sales	(158)	60,243	304,652	83,574	(55,524)	392,787
Depreciation, depletion and amortization	306	10,175	35,113	—	—	45,594
Selling and administrative	13,394	4,059	23,850	(554)	(473)	40,276
Heritage health benefit expenses	17,754	—	—	821	—	18,575
Gain (loss) on sales of assets	3	189	448	—	—	640
Other operating income	—	—	(7,258)	—	473	(6,785)
	31,299	74,666	356,805	83,841	(55,524)	491,087
Operating income (loss)	(31,299)	12,119	33,816	(4,010)	—	10,626
Other income (expense):
Interest expense	(16,365)	(469)	(12,957)	(70)	92	(29,769)
Loss on extinguishment of debt	(7,873)	(9,073)	(84)	—	—	(17,030)
Interest income	266	14	1,229	27	(92)	1,444
Other income (loss)	(3,014)	—	418	24	—	(2,572)
	(26,986)	(9,528)	(11,394)	(19)	—	(47,927)
Loss before income taxes and income of consolidated subsidiaries	(58,285)	2,591	22,422	(4,029)	—	(37,301)
Equity in income of subsidiaries	21,128	—	—	—	(21,128)	—
Loss before income taxes	(37,157)	2,591	22,422	(4,029)	(21,128)	(37,301)
Income tax expense (benefit)	(282)	(2,498)	7,236	—	(4,882)	(426)
Net income (loss)	(36,875)	5,089	15,186	(4,029)	(16,246)	(36,875)
Less net loss attributable to noncontrolling interest	(3,775)	—	—	—	—	(3,775)
Net loss attributable to the Parent company	$(33,100)	$5,089	$15,186	$(4,029)	$(16,246)	$(33,100)

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
Year Ended December 31, 2013
(In thousands)

	Parent/Issuer	Co-Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total

Net income (loss)	$(8,127)	$4,215	$36,310	$(1,992)	$(38,533)	$(8,127)
Other comprehensive income (loss)
Amortization of accumulated actuarial gains or losses, pension	3,490	28	801	61	(890)	3,490
Adjustments to accumulated actuarial losses and transition obligations, pension	28,974	180	13,331	475	(13,986)	28,974
Amortization of accumulated actuarial gains or losses, transition obligations, and prior service costs, postretirement medical benefit	4,005	—	577	275	(852)	4,005
Adjustments to accumulated actuarial gains and transition obligations, postretirement medical benefits	53,230	180	14,548	2,804	(17,532)	53,230
Tax effect of other comprehensive income gains	(4,892)	—	—	—	—	(4,892)
Unrealized and realized gains and losses on available-for-sale securities	(57)	—	(55)	—	55	(57)
Other comprehensive income	84,750	388	29,202	3,615	(33,205)	84,750
Comprehensive income attributable to Westmoreland Coal Company	$76,623	$4,603	$65,512	$1,623	$(71,738)	$76,623

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
Year Ended December 31, 2012
(In thousands)

	Parent/Issuer	Co-Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total

Net income (loss)	$(13,662)	$8,113	$44,805	$(7,503)	$(45,415)	$(13,662)
Other comprehensive income (loss)
Amortization of accumulated actuarial gains or losses, pension	2,960	23	720	46	(789)	2,960
Adjustments to accumulated actuarial losses and transition obligations, pension	(9,812)	(52)	(5,144)	(22)	5,218	(9,812)
Amortization of accumulated actuarial gains or losses, transition obligations, and prior service costs, postretirement medical benefit	2,572	—	823	150	(973)	2,572
Adjustments to accumulated actuarial gains and transition obligations, postretirement medical benefits	(22,342)	—	(1,367)	(1,467)	2,834	(22,342)
Unrealized and realized gains and losses on available-for-sale securities	(268)	—	(64)	—	64	(268)
Other comprehensive income (loss)	(26,890)	(29)	(5,032)	(1,293)	6,354	(26,890)
Comprehensive income (loss) attributable to Westmoreland Coal Company	$(40,552)	$8,084	$39,773	$(8,796)	$(39,061)	$(40,552)

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
Year Ended December 31, 2011
(In thousands)

	Parent/Issuer	Co-Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total

Net income (loss)	$(36,875)	$5,089	$15,186	$(4,029)	$(16,246)	$(36,875)
Other comprehensive income (loss)
Amortization of accumulated actuarial gains or losses, pension	1,647	9	86	36	(131)	1,647
Adjustments to accumulated actuarial losses and transition obligations, pension	(15,798)	(150)	72	(516)	594	(15,798)
Amortization of accumulated actuarial gains or losses, transition obligations, and prior service costs, postretirement medical benefit	(288)	—	348	(54)	(294)	(288)
Adjustments to accumulated actuarial gains and transition obligations, postretirement medical benefits	(49,136)	—	(5,934)	(3,335)	9,269	(49,136)
Unrealized and realized gains and losses on available-for-sale securities	(200)	—	(203)	—	203	(200)
Other comprehensive income (loss)	(63,775)	(141)	(5,631)	(3,869)	9,641	(63,775)
Comprehensive income (loss) attributable to Westmoreland Coal Company	$(100,650)	$4,948	$9,555	$(7,898)	$(6,605)	$(100,650)

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATING STATEMENTS OF CASH FLOWS
Year Ended December 31, 2013
(In thousands)

Statements of Cash Flows	Parent/ Issuer	Co-Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Cash flows from operating activities:
Net income (loss)	$(8,127)	$4,215	$36,310	$(1,992)	$(38,533)	$(8,127)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity in income of subsidiaries	(47,514)	—	—	—	47,514	—
Depreciation, depletion, and amortization	357	10,178	56,696	—	—	67,231
Accretion of asset retirement obligation and receivable	—	63	12,618	—	—	12,681
Non-cash tax benefits	(4,892)	—	—	—	—	(4,892)
Amortization of intangible assets and liabilities, net	—	622	43	—	—	665
Share-based compensation	2,887	37	2,398	—	—	5,322
Loss on sale of assets	—	—	(74)	—	—	(74)
Amortization of deferred financing costs	3,165	—	566	—	—	3,731
Other	—	—	(1,001)	—	—	(1,001)
Loss on extinguishment of debt	64	—	—	—	—	64
Gain on sales of investments	—	—	(3)	—	—	(3)
Changes in operating assets and liabilities:
Receivables, net	(936)	(126)	10,945	(4,225)	(13,294)	(7,636)
Inventories	—	(3,114)	602	—	—	(2,512)
Excess of black lung benefit obligation over trust assets	319	—	—	—	—	319
Accounts payable and accrued expenses	1,753	5,141	4,545	(12,683)	14,823	13,579
Deferred revenue	—	(8,706)	(372)	—	—	(9,078)
Income tax payable	—	—	(1)	—	—	(1)
Accrual for workers’ compensation	(2,069)	—	—	—	—	(2,069)
Asset retirement obligations	—	—	(9,410)	—	—	(9,410)
Accrual for postretirement medical benefits	101	—	7,300	320	—	7,721
Pension and SERP obligations	1,391	18	941	38	—	2,388
Other assets and liabilities	(170)	4,983	13,383	(1,025)	(5,352)	11,819
Distributions received from subsidiaries	78,000	—	—	—	(78,000)	—
Net cash provided by (used in) operating activities	24,329	13,311	135,486	(19,567)	(72,842)	80,717
Cash flows from investing activities:
Additions to property, plant and equipment	(771)	(790)	(27,030)	—	—	(28,591)
Change in restricted investments and bond collateral and reclamation deposits	49	(8)	1,393	—	—	1,434
Net proceeds from sales of assets	—	—	902	—	—	902

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Proceeds from the sale of restricted investments	—	—	8,287	—	—	8,287
Receivable from customer for property and equipment purchases	—	—	(389)	—	—	(389)
Other	—	—	(3,540)	—	—	(3,540)
Net cash provided by (used in) investing activities	(722)	(798)	(20,377)	—	—	(21,897)
Cash flows from financing activities:
Change in book overdrafts	—	—	310	—	—	310
Repayments of long-term debt	(500)	—	(27,588)	—	—	(28,088)
Borrowings on revolving lines of credit	—	—	7,000	—	—	7,000
Repayments on revolving lines of credit	—	—	(7,000)	—	—	(7,000)
Debt issuance costs and other refinancing costs	(26)	—	(156)	—	—	(182)
Dividends/distributions	(1,360)	(14,500)	(63,500)	—	78,000	(1,360)
Transactions with Parent/affiliates	(11,231)	783	(6,960)	22,566	(5,158)	—
Net cash provided by (used in) financing activities	(13,117)	(13,717)	(97,894)	22,566	72,842	(29,320)
Net increase (decrease) in cash and cash equivalents	10,490	(1,204)	17,215	2,999	—	29,500
Cash and cash equivalents, beginning of year	14,836	4,545	10,236	1,993	—	31,610
Cash and cash equivalents, end of year	$25,326	$3,341	$27,451	$4,992	$—	$61,110

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATING STATEMENTS OF CASH FLOWS
Year Ended December 31, 2012
(In thousands)

Statements of Cash Flows	Parent/ Issuer	Co-Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Cash flows from operating activities:
Net income (loss)	$(13,662)	$8,113	$44,805	$(7,503)	$(45,415)	$(13,662)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity in income of subsidiaries	(49,834)	—	—	—	49,834	—
Depreciation, depletion, and amortization	421	10,085	46,639	—	—	57,145
Accretion of asset retirement obligation and receivable	—	59	12,130	—	—	12,189
Amortization of intangible assets and liabilities, net	—	622	36	—	—	658
Share-based compensation	3,054	44	2,942	—	—	6,040
Loss (gain) on sale of assets	13	—	515	—	—	528
Amortization of deferred financing costs	2,889	—	1,469	—	—	4,358
Loss on extinguishment of debt	1,986	—	—	—	—	1,986
Gain on sales of investments	(190)	—	25	—	—	(165)
Changes in operating assets and liabilities:
Receivables, net	(280)	(151)	(22,246)	1,865	7,957	(12,855)
Inventories	—	709	(2,873)	—	—	(2,164)
Excess of black lung benefit obligation over trust assets	1,791	—	—	—	—	1,791
Accounts payable and accrued expenses	4,792	(3,208)	18,551	5,488	(8,224)	17,399
Deferred revenue	—	(8,312)	114	—	—	(8,198)
Accrual for workers’ compensation	(2,096)	—	—	—	—	(2,096)
Asset retirement obligations	—	—	(6,943)	—	—	(6,943)
Accrual for postretirement medical benefits	(524)	—	6,828	(113)	—	6,191
Pension and SERP obligations	1,286	15	1,602	(101)	—	2,802
Other assets and liabilities	(247)	(536)	(7,185)	(1,892)	2,000	(7,860)
Distributions received from subsidiaries	31,971	—	—	—	(31,971)	—
Net cash provided by (used in) operating activities	(18,630)	7,440	96,409	(2,256)	(25,819)	57,144
Cash flows from investing activities:
Additions to property, plant and equipment	(159)	(2,067)	(18,806)	—	—	(21,032)
Change in restricted investments and bond collateral and reclamation deposits	(3,248)	(7)	(30,637)	—	—	(33,892)
Cash payments related to acquisitions and other	4,000	—	(76,522)	—	—	(72,522)
Net proceeds from sales of assets	—	—	480	—	—	480
Proceeds from the sale of restricted investments	1,581	—	2,525	—	—	4,106
Receivable from customer for property and equipment purchases	—	—	(674)	—	—	(674)

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Net cash provided by (used in) investing activities	2,174	(2,074)	(123,634)	—	—	(123,534)
Cash flows from financing activities:
Change in book overdrafts	—	(259)	6	—	—	(253)
Borrowings from long-term debt	119,364	—	—	—	—	119,364
Repayments of long-term debt	(23,000)	—	(21,846)	—	—	(44,846)
Borrowings on revolving lines of credit	—	—	16,500	—	—	16,500
Repayments on revolving lines of credit	—	—	(16,500)	—	—	(16,500)
Debt issuance costs and other refinancing costs	(5,666)	—	(22)	—	—	(5,688)
Dividends/distributions	(1,360)	(1,050)	(30,921)	—	31,971	(1,360)
Transactions with Parent/affiliates	(84,186)	482	86,863	2,993	(6,152)	—
Net cash provided by (used in) financing activities	5,152	(827)	34,080	2,993	25,819	67,217
Net increase (decrease) in cash and cash equivalents	(11,304)	4,539	6,855	737	—	827
Cash and cash equivalents, beginning of year	26,140	6	3,381	1,256	—	30,783
Cash and cash equivalents, end of year	$14,836	$4,545	$10,236	$1,993	$—	$31,610

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

CONSOLIDATING STATEMENTS OF CASH FLOWS
Year Ended December 31, 2011
(In thousands)

Statements of Cash Flows	Parent/ Issuer	Co-Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Adjustments	Total
Cash flows from operating activities:
Net loss	$(36,875)	$5,089	$15,186	$(4,029)	$(16,246)	$(36,875)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in income of subsidiaries	(21,128)	—	—	—	21,128	—
Depreciation, depletion, and amortization	306	10,175	35,113	—	—	45,594
Accretion of asset retirement obligation and receivable	—	55	10,823	—	—	10,878
Amortization of intangible assets and liabilities, net	—	621	36	—	—	657
Share-based compensation	1,670	32	3,019	—	—	4,721
Loss (gain) on sale of assets	3	189	448	—	—	640
Amortization of deferred financing costs	1,485	(21)	1,051	—	—	2,515
Loss on extinguishment of debt	7,873	9,073	84	—	—	17,030
Gain on sales of investments	—	—	(150)	—	—	(150)
Loss on derivative instruments	3,079	—	—	—	—	3,079
Changes in operating assets and liabilities:
Receivables, net	(270)	1,479	1,367	(3,334)	6,249	5,491
Inventories	—	(1,820)	(305)	—	—	(2,125)
Excess of black lung benefit obligation over trust assets	4,319	—	—	—	—	4,319
Accounts payable and accrued expenses	5,944	(1,063)	(940)	4,326	(4,139)	4,128
Deferred revenue	—	(8,774)	(1,144)	—	—	(9,918)
Accrual for workers’ compensation	1,248	—	—	—	—	1,248
Asset retirement obligations	—	—	(6,510)	—	—	(6,510)
Accrual for postretirement medical benefits	(2,879)	—	1,132	104	—	(1,643)
Pension and SERP obligations	(3,741)	(50)	2,520	(7)	—	(1,278)
Other assets and liabilities	444	(530)	3,405	42	(427)	2,934
Distributions received from subsidiaries	23,400	—	—	—	(23,400)	—
Net cash provided by (used in) operating activities	(15,122)	14,455	65,135	(2,898)	(16,835)	44,735
Cash flows from investing activities:
Additions to property, plant and equipment	(797)	(2,119)	(24,678)	—	—	(27,594)
Change in restricted investments and bond collateral and reclamation deposits	(1,713)	2,580	(6,853)	—	—	(5,986)
Cash payments related to acquisitions and other	(4,000)	—	—	—	—	(4,000)
Net proceeds from sales of assets	—	—	687	—	—	687
Proceeds from the sale of investments	—	—	3,350	—	—	3,350

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Receivable from customer for property and equipment purchases	—	—	(96)	—	—	(96)
Net cash provided by (used in) investing activities	(6,510)	461	(27,590)	—	—	(33,639)
Cash flows from financing activities:
Change in book overdrafts	(146)	259	(837)	—	—	(724)
Borrowings from long-term debt	142,500	—	—	—	—	142,500
Repayments of long-term debt	(2,532)	(46,220)	(24,814)	—	—	(73,566)
Borrowings on revolving lines of credit	—	1,500	85,700	—	—	87,200
Repayments on revolving lines of credit	—	(1,500)	(104,100)	—	—	(105,600)
Debt issuance costs	(6,042)	(9,077)	100	—	—	(15,019)
Exercise of stock options	422	—	—	—	—	422
Dividends/distributions	(21,301)	(10,700)	(11,700)	(1,000)	23,400	(21,301)
Transactions with Parent/affiliates	(65,400)	49,948	21,135	882	(6,565)	—
Net cash provided by (used in) financing activities	47,501	(15,790)	(34,516)	(118)	16,835	13,912
Net increase (decrease) in cash and cash equivalents	25,869	(874)	3,029	(3,016)	—	25,008
Cash and cash equivalents, beginning of year	271	880	352	4,272	—	5,775
Cash and cash equivalents, end of year	$26,140	$6	$3,381	$1,256	$—	$30,783

WESTMORELAND COAL COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

19.	SUBSEQUENT EVENT

On February 7, 2014, the Company closed on a private offering of $425 million in aggregate principal amount of 10.75% Senior Secured Notes due 2018 at a price of 106.875% plus accrued interest from February 1, 2014. The proceeds from the offering will be used primarily to pay the purchase price and related expenses for the Sherritt Acquisition (See Note 1 for additional details of the Sherritt Acquisition), to prepay the outstanding senior secured notes issued of WML (See Note 5 for additional details of the WML debt), and for working capital. The proceeds will be held in escrow pending the completion of the Sherritt Acquisition, which is expected to occur by the end of the first quarter of 2014.